Exhibit 10.15

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuantis pursuant to Rule 406 of the Securities Act of 1933, as amended.
AMENDED AND RESTATED LICENSE AND SUPPLY AGREEMENT
     This Amended And Restated License And Supply Agreement (this “Agreement”) is entered into and made effective as of this ___day of October, 2001 (the “Amendment Date”) by and between Orion Corporation, a corporation organized and existing under the laws of Finland and having its principal office at Orionintie 1 FIN-02200 Espoo, Finland (“Orion”), and GTx Inc., (fka Genotherapeutics, Inc.) a corporation organized and existing under the laws of the State of Tennessee, U.S.A. and having its principal office at 3 North Dunlap Avenue, Van Vleet Building, Third Floor, Memphis, Tennessee 38163, USA (“GTX”).
     Whereas, Orion and GTX entered into a Toremifene License and Supply Agreement effective as of March 30, 2000 (the “Effective Date”), to govern the Parties’ rights and obligations with respect to the research, development, commercialization and manufacture of Product (as defined in said agreement) (the “Original Agreement”);
     Whereas, the Parties desire with this Agreement to supercede the Original Agreement as of the Amendment Date to provide that GTX shall have the sole responsibility for researching, developing, registering and commercializing the Product (as defined below) within the Field (as defined below) worldwide, and that Orion shall have no monetary or other responsibilities for researching, developing, registering and commercializing Product, but shall remain responsible for manufacturing Orion Product (as defined below), as agreed herein;
     Now Therefore for and in consideration of the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, Orion and GTX (hereinafter individually a “Party”; and collectively the “Parties”) hereto agree as follows:
1. DEFINITIONS
     For purposes of this Agreement, the following terms shall be defined as set forth below. Additional terms used in specific Sections of this Agreement shall be defined in such Sections.
     1.1 “Affiliate” shall mean any business entity controlled by a Party, or which controls a Party, or which is under common control with a Party. “Control” herein means the direct or indirect ownership of more than fifty percent (50%) of the authorized issued voting shares in such entity, or such other relationship as in fact legally results in effective control over the management, business and affairs of such entity or Party, as the case may be.
     1.2 “Annual Net Sales” shall mean Net Sales (as defined below) in any calendar year.

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuantis pursuant to Rule 406 of the Securities Act of 1933, as amended.

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     1.3 “Calendar Quarter” shall mean each of the three (3) month periods beginning on January 1, April 1, July I and October 1 of each year during the Term (as defined below).
     1.4 “Competing Product” shall mean any pharmaceutical product containing an anti-estrogen and/or a SERM as a therapeutically active ingredient as well as any salt thereof, which product is licensed, sold and/or marketed for use in the Field, including, but not limited to, other dosage forms licensed, sold and/or marketed for use in the same Field as the Product. Competing Product does not include Orion Product, its Affiliate or subcontractor, but includes any generic form of the Product.
     1.5 “DMF” shall have the meaning provided in Section 7.4.
     1.6 “Field” shall mean the prevention and treatment of prostate cancer, which shall mean for purposes hereof: preventing prostate carcinogenesis; suppressing or inhibiting prostate cancer; reducing the risk of developing prostate cancer; increasing the survival rate of a subject with prostate cancer; and treating prostate cancer.
     1.7 “First Commercial Sale” means in each country, the date the Product is first sold, marketed, or publicly made available for sale for use in the Field by GTX, its Affiliate or a GTX Unaffiliated Sublicensee. Product for use in the Field, distributed or used for clinical trial purposes shall not be considered sold, marketed or made publicly available for sale and shall not constitute First Commercial Sale.
     1.8 “Generic Product” shall mean a generic pharmaceutical product for human use containing Toremifene as an active ingredient and which can be substituted by the prescriber or dispenser for a Product for use in the Field.
     1.9 “GTX Final Development and Registration Plan” shall mean the final product development and registration plan for each Product in the Field prepared by GTX, its Affiliate or a GTX Unaffiliated Sublicensee, as the same may be modified from time to time pursuant to Section 7.3.
     1.10 “GTX Know-How” shall mean such non-patented and unpublished non-clinical, pre-clinical and clinical documentation, information, and data including information and data in the US IND [ * ] relating to the use of any anti-estrogen and/or SERM in the Field, that is owned or controlled by, and disclosable by and available to, GTX and its Affiliates as of the Effective Date or at any time during the Term, including but not limited to all registration materials for the Product developed, acquired or compiled by GTX and/or its Affiliates as of the Effective Date or at any time during the Term, and all non-patented and unpublished documentation, information and data relating to the formulation, manufacture and/or quality control of the Product that is owned or controlled by GTX and/or its Affiliates as of the Effective Date or at any time during the Term.
     1.11 “GTX Patents” shall mean the patents issued from GTX Patent Applications as of the Effective Date and other patents owned or controlled by GTX and its Affiliates that are issued at any time during the Term and that relate to the manufacture, sale or use of any anti-estrogen and/or SERM for use in the Field (including any divisions, continuations, continuations-

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuantis pursuant to Rule 406 of the Securities Act of 1933, as amended.

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in-part, re-examinations, reissues, additions, renewals and extensions thereof). GTX Patents in existence as of the Effective Date are set forth in Part I of Schedule A.
     1.12 “GTX Patent Applications” shall mean patent applications of GTX and/or its Affiliates pending as of the Effective Date and patent applications owned or controlled by GTX and/or its Affiliates that are filed at any time during the Term, in each case that relate to the manufacture, sale or use of any anti-estrogen and/or SERM for use in the Field (including any divisions, continuations, continuations-in-part, re-examinations, reissues, additions, renewals and extensions thereof). GTX Patent Applications in existence as of the Effective Date are set forth in Part II of Schedule A. For purposes of this Agreement, the Parties acknowledge that GTX Patent Applications shall include patent application U.S. Serial No. [ * ] which claims the use of Product in the Field, which application is in the name of and owned by The University of Tennessee Research Corporation. GTX represents and warrants that it has acquired sufficient rights and licenses from The University of Tennessee Research Corporation to said application for the purpose of performing its obligations under this Agreement.
     1.13 “GTX Patent Rights” shall mean GTX Patents and GTX Patent Applications.
     1.14 “GTX Preliminary Development and Registration Plan” shall mean the preliminary product development plan for the development of the Product in the Field prepared by GTX which has been provided to Orion prior to Effective Date, and which was attached to the Original Agreement.
     1.15 “GTX Territory” shall mean all countries or territories worldwide.
     1.16 “GTX Unaffiliated Sublicensee” shall mean any sublicensee of GTX other than a GTX Affiliate. For avoidance of doubt, Orion shall not be a GTX Unaffiliated Sublicensee.
     1.17 “Major Country” shall mean the United States of America including its fifty states, the District of Columbia, Puerto Rico, and all other USA territories and possessions (“USA”), Canada, Japan, Great Britain, France, Germany, Spain and Italy.
     1.18 “Manufacturing Patents” shall have the meaning provided in Section 7.6.
     1.19 “Net Sales” shall mean the invoiced gross sales of the Product to a Third Party which is not a GTX Unaffiliated Sublicensee, less: (A) credits and allowances or adjustments (consistent with generally accepted accounting principles), granted to such customers on account of rejections, recalls or returns of the Product previously sold; (B) any customary and reasonable trade and cash discounts, rebates, including government rebates, granted in connection with sale of Product to such customers; (C) sales, tariff duties and/or use taxes directly imposed and with reference to particular sales; and (D) outbound transportation prepaid or allowed, amounts allowed or credited on returns, export licenses, import duties, value added tax, and prepaid freight.
     1.20 “North American Territory” shall mean (i) the USA (ii) Mexico, and (iii) Canada.

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuantis pursuant to Rule 406 of the Securities Act of 1933, as amended.

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     1.21 “Orion Know-How” shall mean such non-patented and unpublished non-clinical, pre-clinical and clinical documentation, information, and data relating to the Orion Product that is owned or controlled by, and disclosable by and available to, Orion and its Affiliates as of the Effective Date or at any time during the Term which is necessary for the development by GTX of Product for use in the Field (including without limitation filing an application for Regulatory Approval for the Product for use in the Field), including information and data in U.S. NDA [ * ] relating to the Orion Product, registration materials for the Orion Product, documentation, information and data relating to the formulation and/or quality control of the Orion Product. Except as otherwise provided in Sections 7.6, 13.9, 15.1, 16.3.2, 16.4 and 20.2, Orion Know-How shall exclude information relating to Orion’s manufacture of Toremifene (as defined below) and Orion Product (as defined below).
     1.22 “Orion Patents” shall mean the patents owned or controlled by Orion that are directed to the compound Toremifene per se, and relate to the use or sale of Toremifene and all other patents issued from Orion Patent Applications during the Term (including any divisions, continuations, continuations-in-part, re-examinations, reissues, additions, renewals and extensions thereof). Orion Patents in existence as of the Effective Date are set forth in Part I of Schedule B. Schedule B shall be amended by Orion from time to time during the Term to include future Orion Patents.
     1.23 “Orion Patent Applications” shall mean patent applications owned or controlled by Orion and its Affiliates that are pending as of the Effective Date, and patent applications owned or controlled by Orion and its Affiliates that are filed at any time during the Term, in each case that are directed to the compound Toremifene per se and relate to the use or sale of Toremifene (including any divisions, continuations, continuations-in-part, re-examinations, reissues, additions, renewals and extensions thereof). Orion Patent Applications in existence as of the Amendment Date are set forth in Part II of Schedule C. Schedule C shall be amended by Orion from time to time during the Term to include future Orion Patent Applications.
     1.24 “Orion Patent Rights” shall mean Orion Patents and Orion Patent Applications.
     1.25 “Orion Product” shall mean tablets containing [ * ] of Toremifene respectively, that are manufactured by Orion and are commercially available as of the Amendment Date, and such other dosage strength or formulation of Toremifene as a therapeutically active ingredient as Orion may agree to manufacture pursuant to Section 16.4.
     1.26 “Orion Unaffiliated Sublicensee” shall mean any licensee or sublicensee under the Orion Patent Rights, other than an Orion Affiliate, GTX, a GTX Affiliate or a GTX Unaffiliated Sublicensee.
     1.27 “Premium” shall mean, with respect to an equity investment by a Third Party in GTX, an amount equal to the difference between the total consideration paid for the purchase of shares of GTX stock and the fair market value of such stock, as defined herein. Such fair market value shall be equal to either (i) if GTX has not had an initial public offering of its stock prior to the date of such investment by such Third Party, and does not conduct such a public offering concurrently with such investment, the average price per share of GTX stock offered in GTX’s two (2) most recent rounds of equity financing, multiplied by the number of shares of GTX stock

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuantis pursuant to Rule 406 of the Securities Act of 1933, as amended.

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issued to such Third Party investor, also on an as-warranted basis, or (ii) if GTX has had an initial public offering of its stock prior to the date of such investment by such Third Party, or is then conducting such a public offering concurrently with such Third Party investment, the trading price of a share of GTX common stock on the date such Third Party investment is made (or, if such date is not a trading day, the price of a share of GTX common stock on the most recent trading day prior to the date of such investment, and if such Third Party investment occurs concurrent with the initial public offering, then the price per share at which stock is offered to the public), multiplied by the number of shares issued to such Third Party investor.
     1.28 “Product” shall mean any pharmaceutical product for human use within the Field containing Toremifene as a therapeutically active ingredient.
     1.29 “Regulatory Approval” shall mean all governmental approvals required to import, market, promote and sell the Product for use in the Field in any given country or territory in the GTX Territory, including but not limited to, product registrations, medical approvals and price and marketing approvals.
     1.30 “ROW Territory” shall mean the GTX Territory except the North American Territory and Japan.
     1.31 “Sales of Generic Product” shall mean the documented sale and use of a Generic Product.
     1.32 “Specifications” shall mean the current specifications (as of the Amendment Date) for the Orion Product, as such specifications are, with regard to [ * ] containing Toremifene, set forth in the Orion NDA [ * ] approved by the U.S. FDA, and with regard to [ * ] and [ * ] tablet of Orion Product set forth in Schedule C (Copies of such current specifications are set forth in Schedule C attached hereto and made a part hereof.) The Specifications shall also include any other modified or additional specifications applicable to Orion Product which may be manufactured by Orion, pursuant to Section 16.3 or 16.4. Schedule C may be amended from time to time as necessary to reflect modifications to the Specifications that may be implemented pursuant to Section 16.3 or to include Specifications for any Other Product that Orion may agree to manufacture pursuant to Section 16.4.
     1.33 “Term” shall mean the period commencing on the Amendment Date and continuing, on a country by country basis until the date of expiration or invalidation of the last to expire or be invalidated of the GTX Patent Rights, subject to earlier termination under Section 20 as provided herein.
     1.34 “Third Party” or “Third Parties” shall mean any party or parties other than GTX, Orion, an Affiliate of GTX, or an Affiliate of Orion.
     1.35 “Toremifene” shall mean [ * ].
     1.36 “Trademarks” shall mean the trademarks GTX selects and registers for the Product in the Territory in accordance with Section 9 of this Agreement.

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuantis pursuant to Rule 406 of the Securities Act of 1933, as amended.

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     1.37 “U.S. FDA” shall mean the United States Food and Drug Administration and any successor regulatory agency.
     1.38 “U.S. IND” shall mean an Investigational New Drug Application filed with the U.S. FDA.
     1.39 “U.S. NDA” shall mean a New Drug Application filed with the U.S. FDA.
     1.40 “Upfront and Milestone Income” shall have the meaning provided in Section 3.1.1(c).
     1.41 “Valid Claim” shall mean a claim of an issued patent which has not expired and which has not been held revoked, invalid or unenforceable by decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed with the time allowed for appeal having expired, and which has not been admitted to be invalid through reissue or disclaimer or otherwise.
2. GRANT AND SCOPE OF RIGHTS GRANTED
     2.1 Orion Grants to GTX
          2.1.1 License Grants. Orion hereby grants to GTX:
               (i) an exclusive right and license, with the right to grant sublicenses as provided in Section 2.1.4, under Orion Patent Rights and Orion Know-How, to develop, use, have used, sell, have sold, import, market and distribute the Product in the North American Territory and in Japan in the Field;
               (ii) a non-exclusive right and license, with the right to grant sublicenses as provided in Section 2.1.4, under Orion Patent Rights and Orion Know-How, to develop, use, have used, sell, have sold, import, market and distribute the Product in the ROW Territory for exclusive use in the Field;
               (iii) a non-exclusive license, under the Orion Patents and Orion Know-How, to perform research and preclinical development activities in accordance with Section 2.5 using the Powder (as defined in Section 13.6.2) to be provided to GTX pursuant to Section 13.6.2; and
     Licenses under Sections 2.1.1 (i) and (ii) may be expanded to include the right to make and have made Products as provided in Sections 7.6, 13.9, 15.1, 16.3.2, 16.4 and 20.2.2 on such terms as are set forth in such Sections.
     For the avoidance of doubt, nothing herein shall limit or restrict or be construed to limit or restrict Orion from using, and GTX acknowledges that Orion may use Toremifene and Product as a reference compound and/or product in its R&D and business activities.
          2.1.2 Manufacturing Rights Reserved. Except as otherwise provided in Sections 7.6, 13.9, 15.1, 16.3.2, 16.4 and 20.2.2, Orion retains the exclusive right to manufacture

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuantis pursuant to Rule 406 of the Securities Act of 1933, as amended.

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or have manufactured Toremifene, Orion Product and Product including, without limitation, any Toremifene and Orion Product to be supplied to GTX under this Agreement and subject to Sections 7.6, 13.9, 15.1, 16.3.2, 16.4 and 20.2.2 herein, during the Term GTX undertakes to purchase all its requirement of Product exclusively from Orion.
          2.1.3 Use of Orion Know-How. Under the licenses granted pursuant to Sections 2.1.1 (i)-(ii), GTX shall, subject to the terms and conditions of this Agreement, including without limitation Section 8, have the right to use and reference Orion Know-How in support of GTX’s clinical trials and applications for Regulatory Approval within the Field for the Product in the GTX Territory. Subject to the license rights granted hereunder, Orion retains full ownership rights to all Orion Know-How.
          2.1.4 Sublicensing. GTX shall have the right to sublicense its rights received under this Agreement in the GTX Territory to any Third Party, provided that GTX shall notify Orion within fifteen (15) days after execution of an agreement between GTX and a GTX Unaffiliated Sublicensee. GTX shall endeavor to include in its agreement with each GTX Unaffiliated Sublicensee a provision stating that, upon termination of this Agreement, such Sublicensee and Orion shall discuss, and as appropriate, negotiate the terms and conditions under which Orion and such sublicensee would be willing to collaborate with regard to the further development and/or commercialization of the Product for use in the Field in which GTX and such sublicensee were previously developing and/or commercializing Products, provided that any such further development and/ or commercialization of the Product by Orion and such sublicensee shall be subject to and conditioned by a definite written agreement, if any, accepted and signed by duly authorized representatives of Orion. GTX shall forward to Orion a complete copy of each sublicense agreement. No sublicense shall relieve GTX of any of its obligations or commitments under this Agreement and GTX shall cause its Affiliates and GTX Unaffiliated Sublicensees to comply with all of GTX obligations and commitments under this Agreement.
     GTX shall remain jointly and severally liable to Orion with its Affiliate(s) and GTX Unaffiliated Sublicensee(s) that obtain a sublicense under the licenses granted to GTX pursuant to Section 2.1.1 for performance of GTX’s obligations under this Agreement. GTX shall be responsible for complying and ensuring that such of its Affiliates and GTX Unaffiliated Sublicensees, as applicable, comply with all relevant laws, regulations and requirements relating to the importation, packaging, distribution, marketing, promotion, sale and use of Product in the GTX Territory.
     Orion shall have the right to propose to GTX one or more potential sub-licensees for the Product for use in the Field in Japan, South Korea and China (including, for the purpose of this Agreement, the People’s Republic of China and Taiwan). GTX shall consider such proposal(s) in good faith when appointing a sub-licensee for the Product for use in the Field for Japan, South Korea and China. After the Amendment Date, Orion may disclose to its current licensee for Toremifene in the breast cancer field in the USA, Japan, South Korea and China the existence of this Agreement and the fact that it pertains to the development and commercialization of Toremifene in the Field, [ * ] .
          2.1.5 GTX Rights of First Negotiation

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuantis pursuant to Rule 406 of the Securities Act of 1933, as amended.

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               (a) Orion grants GTX, on a country by country basis, the right of first negotiation to negotiate further agreements under commercially reasonable terms and conditions regarding the further development, registration, promotion, marketing, sales and distribution of a pharmaceutical product for human use within the Field containing anti-estrogens and/or SERMs, including analogs, metabolites, and/or derivatives thereof, as the active ingredient (a) which is covered by a Valid Claim within the GTX Patent Rights in such country; and (b) for which Orion has both a license or other right to develop and commercialize such products and within five (5) years after the Amendment Date, Orion has commenced Phase I clinical trials for such product anywhere in the world for a primary indication falling within the Field (a product fulfilling (a) and (b), hereinafter referred to as “Additional Product”). Within thirty (30) days after GTX’s receipt in writing of a first offer from Orion regarding commercially reasonable terms and conditions for obtaining rights in and to such Additional Product, GTX shall notify Orion in writing if it wishes to enter into negotiations with respect to such Product. Should GTX elect to exercise such right, the Parties agree to negotiate in good faith the commercially reasonable terms and conditions for a letter of intent to be completed within ninety (90) days of receipt by Orion of such notification from GTX Any deadlines may be extended by mutual written agreement. Should GTX fail to provide written notification to Orion by the end of the thirty (30) day period, or GTX notifies Orion that it does not wish to enter into negotiations; or the Parties, despite conducting good faith negotiations, are unable to finalize the commercial terms of the letter of intent within the ninety day (90) period, GTX shall have no further rights in the anti-estrogens and/or SERM including analogs, metabolites, and/or derivatives thereof, and Orion shall be free to contract with a Third Party concerning same or itself pursue the development, registration, promotion, marketing, sales and distribution of such Additional Product.
               (b) During the term of any Orion Patent or pendency of Orion Patent Application in the relevant country, Orion grants GTX, on a country by country basis and as set forth in this Section 2.1.5 (b), a right of first negotiation to negotiate with Orion an agreement under which GTX would, on commercially reasonable terms and conditions, develop, register, promote, market, sell and distribute pharmaceutical products containing Toremifene for use outside the Field (“Other Activities”), provided, however, that such right of first negotiation described in this Section 2.1.5(b) shall not extend to breast cancer indications.
                    (i) If after the Amendment Date, a Third Party (including without limitation an Orion Unaffiliated Sublicensee or a GTX Unaffiliated Sublicensee) approaches Orion in writing and indicates its desire to obtain a license and/or other rights from Orion to conduct Other Activities, or if an Orion Affiliate refers such a Third Party having such interest to Orion, then Orion shall advise such Third Party to approach GTX and discuss such Other Activity with GTX. Orion shall for a period of two hundred and ten (210) days from the date that Orion notifies GTX in writing that a Third Party has an interest in an Other Activity, refrain from granting such Third Party such license and/or other rights to conduct such Other Activities. If GTX desires to obtain a license and other support from Orion to conduct such Other Activities (alone or together with such Third Party) GTX shall notify Orion in writing thereof. If GTX so notifies Orion, then the Parties shall negotiate exclusively with each other the terms of a binding, commercially reasonable license agreement under which Orion would grant GTX a license to conduct such Other Activities and provide other related support to GTX, provided that GTX’s right to conduct such Other Activity shall be subject to and conditioned by, and become

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuantis pursuant to Rule 406 of the Securities Act of 1933, as amended.

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effective only upon the execution by the Parties of a separate, mutually acceptable written agreement, if any, with respect thereto. Such negotiations, if any, shall continue for up to one hundred and eighty (180) days after Orion receives such notification from GTX or until the expiry of said period of two hundred and ten (210) days, which ever is earlier (hereinafter referred to as “Negotiation Period”). If the Parties, despite conducting good faith negotiations, if any, are unable to or do not finalize and execute a binding license agreement within the Negotiation Period, then GTX shall have no rights with respect to such Other Activities, and Orion and/or its Affiliate shall have the right to conduct such Other Activities alone or together with a Third Party(ies) or grant a Third Party a license and/or other rights from Orion to conduct Other Activities without any obligation to GTX.
                    (ii) If after the Amendment Date a Third Party (including without limitation an Orion Unaffiliated Sublicensee or a GTX Unaffiliated Sublicensee) approaches GTX or a GTX Affiliate and indicates its desire to obtain a license and/or other rights to conduct Other Activities, then GTX shall Promptly notify Orion in writing. Within thirty (30) days after GTX provides any such notice to Orion, GTX shall inform Orion if GTX desires to negotiate the terms and conditions under which GTX would be willing to obtain a license from Orion to conduct the Other Activities that are the subject of such notice. If GTX so notifies Orion of its interest, then the Parties shall negotiate exclusively with each other a letter of intent providing for the material, commercially reasonable terms and conditions under which Orion would be willing to grant GTX a license to conduct such Other Activities and provide other related support to GTX. Such negotiations shall continue for up to one hundred and eighty (180) days after Orion receives such notification from GTX. If GTX fails to provide written notice to Orion of GTX’s interest in conducting such Other Activities by the end of such thirty (30) day period, or if the Parties, despite conducting good faith negotiations, are unable to finalize such a letter of intent within such one hundred and eighty (180) day period, then GTX shall have no further rights with respect to such Other Activities, and Orion shall have the right to grant to such Third Party a license and/or other rights to conduct such Other Activities without further obligation to GTX with respect to such Other Activities. If the Parties finalize a letter of intent pursuant to this subsection (ii) providing for the material terms and conditions under which GTX would obtain a license conduct Other Activities within such one hundred and eighty (180) day period, then the Parties shall promptly thereafter meet to negotiate an agreement setting forth more fully the terms and conditions contained in such letter of intent as well as other applicable terms and conditions typically contained in agreements of similar nature, provided that GTX’s right to conduct such Other Activity shall be subject to and conditioned by, and become effective only upon the execution by the Parties of a separate, mutually acceptable written agreement, with respect thereto, if any, and further provided that neither GTX nor Orion shall either itself conduct such Other Activities or grant any Third Party the right to do so unless (I) GTX has provided Orion notice that it is not interested in conducting such Other Activity, or (II) GTX has failed to provided Orion with such notice of its interest in conducting such Other Activity within such thirty (30) day period, or (III) the Parties fail to agree upon the terms of a letter of intent or execute such agreement within the applicable one hundred eighty (180) day period, which ever of items (I)-(III) occur first.
                    (iii) If after the Amendment Date Orion or an Orion Affiliate desires to initiate the conduct of Other Activities, then Orion shall promptly so notify GTX in

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuantis pursuant to Rule 406 of the Securities Act of 1933, as amended.

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writing. Within thirty (30) days after GTX receives any such notification from Orion, GTX shall inform Orion if GTX desires to negotiate the terms and conditions under which Orion would be willing to grant GTX a license and other support from Orion to conduct the Other Activities that are the subject of such notice. If GTX so notifies Orion of its interest, then the Parties shall negotiate exclusively with each other on a binding, commercially reasonable license agreement under which Orion would grant GTX a license to conduct such Other Activities and Orion would provide other related support to GTX, provided that GTX’s right to conduct such Other Activity shall be subject to and conditioned by, and become effective only upon the execution by the Parties of a separate, mutually acceptable written agreement, if any, with respect thereto. Such negotiations shall continue for up to one hundred and eighty (180) days after Orion receives such notification from GTX. If GTX fails to provide written notice to Orion of GTX’s interest in conducting such Other Activities by the end of such thirty (30) day period, or if the Parties, despite conducting good faith negotiations, are unable to finalize and execute a binding license agreement within such one hundred and eighty (180) day period, then GTX shall have no rights with respect to such Other Activities, and Orion or its Affiliate shall have the right to conduct such Other Activities alone or together with a Third Party(ies) without any obligation to GTX. Orion shall not grant a license to any Third Party to commercialize products containing Toremifene for such Other Activities unless and until (I) GTX has provided Orion notice that it is not interested in conducting such Other Activity, or (II) GTX has failed to provide Orion with such notice of its interest in conducting such Other Activity within such thirty (30) day period, or (III) the Parties fail to execute such binding license agreement within such one hundred eighty (180) day period, which ever of items (I)-(III) occur first.
                    (iv) If GTX desires to conduct Other Activities, then GTX shall promptly notify Orion in writing of GTX’s desire to conduct such Other Activity and the terms and conditions under which GTX would be willing to obtain a license to conduct such Other Activities and other related support from Orion, provided that any such license to GTX to conduct such Other Activity shall be subject to and conditioned by, and become effective only upon the execution by the Parties of a separate, mutually acceptable written agreement, if any (“Additional Agreement”). If GTX so notifies Orion of its interest, then the Parties shall discuss, and as appropriate, negotiate exclusively with each other with regard to an Additional Agreement for up to one hundred and eighty (180) days after Orion receives such notification from GTX. If the Parties are unable to or do not finalize and execute such Additional Agreement within such one hundred and eighty (180) day period, then GTX shall have no rights with respect to such Other Activities, and Orion or its Affiliate shall have the right to itself conduct such Other Activities or to grant to such Third Party a license and/or other right to conduct such Other Activities without further obligation to GTX with respect thereto.
                    (v) Any deadlines provided in this Section 2.1.5(b) may be extended by mutual written agreement of the Parties. GTX’s rights under this Section 2.1.5(b) shall apply on an indication by indication basis.
     2.2 No Implied Licenses. Any rights not expressly granted by either Party to the other Party in this Agreement are expressly reserved by the Party owning or controlling such rights and, accordingly, no licenses other than those specified herein shall be deemed granted by this Agreement by implication, estoppel or otherwise.

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuantis pursuant to Rule 406 of the Securities Act of 1933, as amended.

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     2.3 United States Government Rights. In the event it is determined that any GTX Patent Rights were developed with the support of the United States Government or any agency thereof (the “Government”), the Government will retain rights in the GTX Patent Rights as set forth in Title 35 U.S.C. §200 et seq. All rights herein granted to GTX are subject to any such rights held by the Government and further subject to any restrictions or obligations that may be imposed by the Government pursuant to such rights, at such time that it is determined.
     2.4 Orion’s Right of First Negotiation.
          2.4.1 Whereas Orion has considerable knowledge and experience in the marketing, sales and distribution of pharmaceutical products in, inter alia, Scandinavia (which term shall for purpose of this Section 2.4 comprise the countries of Denmark, Finland, Norway and Sweden), GTX undertakes to regard Orion as its preferential partner for the marketing, sales and distribution of the Product in Scandinavia for use in the Field. Consequently, GTX grants, and shall cause its Affiliates and Unaffiliated Sublicensees who receive a sublicense under the license granted to GTX pursuant to Section 2.1.1 in Scandinavia to grant, to Orion a right of first negotiation to negotiate in good faith an agreement(s) under commercially reasonable terms and conditions regarding the marketing, sales and/or distribution by Orion of the Product in Scandinavia for use in the Field, with the express understanding that such commercially reasonable terms and conditions shall not comprise an obligation to develop and register the Product for use in the Field in any country of Scandinavia.
          2.4.2 Within thirty (30) days after Orion’s receipt of a first written offer from GTX regarding commercially reasonable terms and conditions governing such rights, Orion shall notify GTX in writing if it wishes to negotiate the terms and conditions under which Orion could obtain the rights contemplated in this Section 2.4. Should Orion so exercise such right, the Parties shall negotiate exclusively with each other and in good faith the commercially reasonable terms and conditions for a license and distribution agreement for the marketing, sales and distribution by Orion of the Product in Scandinavia for use in the Field, such negotiations to be completed within one hundred and eighty (180) days from the date of Orion’s notification to GTX. Any deadlines may be extended by mutual agreement upon reasonable request. If Orion fails to provide written notification to GTX by the end of the thirty (30) day period; Orion notifies GTX that it does not wish to enter into negotiations; or the Parties, despite conducting good faith negotiations, are unable to finalize the material commercial terms of agreement within such one hundred and eighty (180) day period (any such event, a “Termination of the Orion Right”), Orion shall have no further right under this Agreement to market, sell and distribute the Product in Scandinavia and GTX shall be free to offer to or enter into an agreement with any Third Party or any GTX Affiliate with respect to such activities after the Termination of the Orion Right occurs.
          2.4.3 In the event that GTX’s Unaffiliated Sublicensee for Product for use in the Field in the USA does not obtain the right and license to sell, have sold, import, market and distribute the Product in the Field in Europe at the time of execution of the sublicense agreement for the Product for use in the Field in the USA, then Orion shall, on the terms and conditions of Sections 2.4.1 and 2.4.2, have a right of first negotiation to negotiate in good faith an agreement(s) under commercially reasonable terms and conditions regarding the marketing, sales and/or distribution of the Product for use in the Field in Europe.

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuantis pursuant to Rule 406 of the Securities Act of 1933, as amended.

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     2.5 Use of Toremifene by GTX for Research. Subject to Sections 2.1.1 (iii) and 13.6.2, GTX may use the Powder provided to it pursuant to Section 13.6.2 to perform stability studies and other activities with respect to Products for use in the Field that are necessary for supporting Regulatory Approval of Products or expanding the indications for Products within the Field. GTX shall, upon Orion’s request therefor, provide Orion with written updates of any and all activities undertaken by or on behalf of it pursuant to this Section 2.5, and with the results thereof in reasonable detail.
     2.6 Prohibited Actions. During the Term of this Agreement, Orion shall not grant any rights to any Third Party that are inconsistent with the licenses granted to GTX pursuant to Section 2.1.1.
3. PAYMENTS
     3.1 Types of Payments. For the rights, privileges and licenses granted hereunder, GTX shall pay Orion in the manner provided as follows:
          3.1.1 In the event GTX or its Affiliate receives Upfront and Milestone Income (as defined in Section 3.1.1(c)), GTX shall pay Orion as follows:
               (a) Any Upfront and Milestone Income shall first be applied to [ * ] both prior to and after the Amendment Date, and also for the [ * ] .
               (b) Upon full reimbursement of such [ * ] pursuant to Section 3.1.1 (a), any remaining Upfront and Milestone Income (the “Net Upfront and Milestone Income”) shall then be paid by GTX to Orion as follows:
                    (i) GTX shall pay Orion [ * ] of the portion of Net Upfront and Milestone Income that is [ * ] ; and
                    (ii) [ * ] of the portion of the Net Upfront and Milestone Income that is [ * ] .
               (c) For the purposes of this Agreement, “Upfront and Milestone Income” shall mean any bona fide consideration (either in cash or non-cash form) received by GTX or its Affiliate from a GTX Unaffiliated Sublicensee for sublicensing GTX’s rights in and to the Product for use in the Field in the GTX Territory excluding: (i) Royalty Income (as defined in Section 3.1.4); (ii) cost of goods payments for supply of Product manufactured by Orion and supplied at the prices set forth in Section 13 herein below, or payments to reimburse GTX’s fully burdened costs of manufacturing or having manufactured Product by or on behalf of GTX as permitted under this Agreement; (iii) in the form of a loan; or (iv) for the purchase of an equity interest in GTX (except to the extent such purchase price is a Premium over the fair market value of such stock, in which case the Premium, but not the portion of such price that is at the fair market value of such stock, shall be included in Upfront and Milestone Income). Notwithstanding the foregoing, if GTX receives Upfront and Milestone Income received in the form described in (ii) or (iii) [ * ] . For example and without limitation, if [ * ] .

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuantis pursuant to Rule 406 of the Securities Act of 1933, as amended.

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          3.1.2 If` GTX is Acquired prior to the first Regulatory Approval of Product for use in the Field, then GTX shall pay to Orion an amount equal to the lesser of one million dollars ($1,000,000) or [ * ] of the fair market value of GTX at the time of such acquisition. “Acquired” means that GTX either (i) sells all or substantially all of its assets to a Third Party, or (ii) is merged with or consolidated or reorganized into a Third Party, or becomes a subsidiary of a Third Party, and, as a result of such transaction, the stockholders of GTX immediately prior to such transaction own less than fifty percent (50%) of the surviving parent entity.
          3.1.3 For commercial sales of each Product by GTX, or its Affiliates in a country of GTX Territory commencing on the First Commercial Sale of Product, GTX shall during the Term pay Orion a running royalty in the amount of [ * ] of Net Sales of Product on a country by country basis, subject to the provisions of Sections 3.1.6 and 20.2.2.
          3.1.4 Subject to the provisions of Sections 3.1.6 and 20.2.2, in the event GTX receives running royalty income from GTX Unaffiliated Sublicensees for sublicensing GTX’s rights in and to the Product for use in the Field and/or based upon sales by GTX Unaffiliated Sublicensees of Product for use in the Field in the Territory (“Royalty Income”), GTX shall during the Term pay Orion the lesser of, on a country by country basis, either (i) [ * ] of such Royalty Income; or (ii) [ * ] of such GTX Unaffiliated Sublicensees, provided, however, that in no event shall the amounts due to Orion pursuant to this Section 3.1.4 be [ * ] of Net Sales of such GTX Unaffiliated Sublicensees.
          3.1.5 As of December 31, 2000, an upfront license fee of four hundred thousand dollars ($400,000) (the “Upfront License Fee”), was paid in full by GTX to Orion. This payment shall be creditable by GTX against fees or payments due to Orion with respect to Upfront and Milestone Income pursuant to Section 3.1.1.
          3.1.6 If a Generic Product is sold in any Major Country of the GTX Territory, and, for two (2) succeeding calendar quarters the Sales of Generic Product in that country [ * ] of the sales of Product (calculated on a unit basis) in that country, then the royalty on Net Sales owed by GTX to Orion under Section 3.1.3 and the payments due to Orion on Royalty Income pursuant to Section 3.1.4, respectively, shall be reduced to [ * ] of the amount otherwise due to Orion pursuant to either Section 3.1.3 or 3.1.4, as applicable, with regard to such country with such reduction to be applicable to the immediately succeeding calendar quarter only.
     3.2 Non-Refundability. All milestone payments GTX makes to Orion pursuant to Section 3.1.1 shall be non-refundable once paid. However, if this Agreement is terminated for any reason prior to a given milestone payment becoming due or if the events specified for a given milestone payment do not occur, then GTX shall have no obligation to make such milestone payment.
     3.3 Royalty Reports and Payments. Commencing with the first Calendar Quarter in which GTX, its Affiliates or a GTX Unaffiliated Sublicensees make the First Commercial Sale of the Product, GTX shall provide Orion with a written report of Net Sales and Royalty Income on a country-by-country basis within forty-five (45) days after the last day of March, June, September and December for Royalty Income accruing on Net Sales during the three (3)

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuantis pursuant to Rule 406 of the Securities Act of 1933, as amended.

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preceding calendar months. Concurrently with the submission of each such written report, GTX shall pay or cause to be paid to Orion the total amount of royalties shown to be due thereon.
     3.4 Currency. GTX shall make all Upfront and Milestone Income and royalty payments to Orion pursuant to Section 3.1 in U.S. Dollars except that GTX shall make all cost of goods payments to Orion pursuant to Section 13 in euros. Where royalty payments are made, payments earned shall be first determined by GTX in the currency of the country where the Net Sales on the sales giving rise to payments were made and then converted directly to its equivalent in U.S. dollars. The rates of exchange for converting the currencies involved to U.S. dollars shall be the Foreign Exchange Rates quoted in the Wall Street Journal rate on the last business day of the quarterly period in which the royalty payments were earned.
     3.5 No Royalties Payable Between Affiliates. No royalties shall be payable to a Party on sales between the other Party, its Affiliates or between the Party’s Affiliates.
     3.6 No Multiple Royalties. No multiple royalties shall be payable because the Product, its manufacture, use or sale is or shall be covered by multiple patents.
4. LIAISON
     Representatives of the Parties shall meet bi-annually or as otherwise agreed to review development, sales and marketing activities for the Product for use in the Field in the GTX Territory, with the exact dates and locations of such meetings to be mutually agreed upon. Such meetings shall alternate between GTX’s and Orion’s offices or be at other mutually agreed upon locations, with each Party to be responsible for the travel and living costs and expenses of its own representatives attending such meetings.
5. PAYMENT, RECORD KEEPING AND AUDIT RIGHTS
     5.1 Method of Payment. In the event of any required tax withholding, the paying Party will provide the receiving Party with any relevant certificates or documents required for national, state or local tax credit and reporting purposes. Payments hereunder shall not be creditable against any other amounts payable by a Party under this Agreement, except as otherwise expressly stated herein. All payments shall be made by bank wire transfer (e.g., “SWIFT” or other comparable electronic transfer method) to such account(s) as the receiving Party shall designate beforehand in writing to the paying Party. Payments shall be deemed paid once funds are freely available to the receiving Party at such account(s).
     5.2 Late Payments. The Party entitled to payment hereunder reserves the right to charge the paying Party interest on any amounts owing from the paying Party which are overdue by more than fourteen (14) business days at a rate of [ * ] per annum, or the maximum rate allowed by law, whichever is lower, calculated from the date any payment was due and payable.
     5.3 Record Keeping and Audit Rights. Each Party shall keep or cause to be kept accurate records relating to Net Sales, royalties, development and any other costs and expenses subject to payment, deduction or reimbursement by either Party to the other Party in sufficient detail to enable the amounts payable hereunder to be determined. Upon the written request of

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuantis pursuant to Rule 406 of the Securities Act of 1933, as amended.

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either Party (but not more frequently than once in any calendar year), the requesting Party may retain an independent certified public accountant, subject to approval by the other Party (which approval shall not be unreasonably withheld), to review such records to verify the accuracy of the payments made or payable hereunder. Such accountant shall be required to execute a confidentiality agreement in a form reasonably acceptable to the audited Party and shall report to the auditing Party only the amount of any underpayment or overcharge. Within ten (10) business days after completion of such review, the Parties shall reconcile any underpayment or overcharge. The auditing Party shall pay the cost of any review of records conducted at its request under this Section. However, if the review establishes underpayment or overcharge by the audited Party of over three percent (3%) during the period of the review, the audited Party shall promptly reimburse the auditing Party for the fees and expenses of the accountant. Such audit rights may be exercised by the Parties only with respect to records for the current calendar year and the preceding two (2) calendar years.
6. GTX PRODUCT MARKETING AND SALES ACTIVITIES
     6.1 Minimum Sales Requirements for USA.
          6.1.1 Levels of MSRs. GTX shall have annual minimum sales requirements for Product for use in the Field (“MSRs”) in the second year and fourth year after Product Launch in the USA equal to [ * ] of GTX’s annual Product Sales Projections (as defined below) in the USA. To establish such projections for the purpose of the foregoing sentence, GTX shall provide to Orion annual Product Sales Projections in the USA within ninety (90) days after GTX, its Affiliate or Unaffiliated Sublicensee completes the last pivotal clinical trial as provided in the GTX Final Development and Registration Plan for Product in the USA. The Parties shall set forth in Schedule D GTX’s MSR obligations within sixty (60) days after GTX provides such projections, and such MSRs shall be made a part hereof. Beginning with the [ * ] year after Product Launch in USA for use in the Field until the end of the Term, GTX shall have an annual MSR equal to [ * ] of the average of GTX’s Actual Product Sales (as defined below) in the USA for Product in the Field for the [ * ]. “Product Sales Projections” means GTX’s good faith estimates of the target patient population in a given year for Products in the Field, multiplied by the price per tablet of Product for use in the Field that GTX plans to be able to charge during the [ * ] after Product Launch. “Actual Product Sales” means GTX’s, its Affiliate’s or a GTX Unaffiliated Sublicensee’s actual Net Sales of Product in the Field during a given year in the USA.
     For example, in year [ * ] if the target patient population is [ * ] subjects in the Field and the Product would be consumed [ * ] for the Field at a hypothetical price of [ * ], GTX’s Product Sales Projections would [ * ]. The hypothetical price for a tablet set forth above is hypothetical and was only used for the sole purpose of explaining the mechanism for calculating the Product Sales Projections and MSRs. Nothing contained in such example shall be so construed to deny the right of GTX to freely set its resale price of the Product.
          6.1.2 Product Launch Date. “Product Launch in USA” shall be determined by the date on which the Product has received Regulatory Approval and is commercially available in the USA as follows: (i) if such date occurs during the first six (6) months of any calendar year (i.e., January 1-June 30), Product Launch in USA shall be deemed to have

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuantis pursuant to Rule 406 of the Securities Act of 1933, as amended.

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occurred on January 1 of such calendar year, and (ii) if such date occurs during the last six (6) months of any calendar year (i.e., July 1-December 31), Product Launch in USA shall be deemed to have occurred on January 1 of the following calendar year.
          6.1.3 Adjustment. GTX’s annual Product Sales Projections for the Field in the USA shall be subject to adjustment by written agreement of the Parties, with a corresponding adjustment in the MSRs, in the event of government intervention in given markets (including, but not limited to, government mandated health care reforms, rebates or regulatory changes), failure to obtain (or delay in obtaining) approval for a Product indication in the Field, or other events or causes affecting the market for the Product for use in the Field beyond the control of GTX, including but not limited to lower than anticipated pricing approvals measured on an aggregate basis throughout USA; GTX Patent Rights and/or Orion Patent Rights invalidation, infringement or expiration; Product safety and/or efficacy issues and/or major therapeutic advances materially affecting the market potential for the Product for use in the Field (including but not limited to new surgical procedures or introduction of new competitive products with superior safety and/or efficacy profiles); or a Force Majeure event (as described in Section 26).
          6.1.4 Failure to Achieve MSRs. If GTX’s annual Product Sales in USA for the Field are less than the MSRs in any applicable calendar year, GTX shall, without prejudice to its payment obligations under Section 3.1, pay Orion royalties corresponding to the “shortfall” between the actual royalties paid by GTX for such year and the royalties which would have been payable pursuant to Section 3.1 had GTX achieved the MSRs during such year. GTX’s payment of such “shortfall” hereunder shall be Orion’s sole and exclusive remedy for GTX’s failure to achieve MSRs in USA for such year. However, if GTX fails to pay such “shortfall,” then Orion may, without prejudice to its right to such shortfall, also terminate this Agreement pursuant to Section 20.2.2.
     6.2 No Minimum Sales Requirements Outside of USA. GTX shall not have any MSRs with respect to sale of the Product in any countries in GTX Territory outside of the USA.
     6.3 Marketing and Sales Efforts in the Major Countries
          6.3.1 Commercially Reasonable Obligation. On a country by country basis, subject to Sections 6.3 and 6.4, during the period commencing with Regulatory Approval in a Major Country, and for the remainder of the Term, GTX, its Affiliate and/or a GTX Unaffiliated Sublicensee shall use commercially reasonable efforts to promote, market, distribute and sell the Product for use in the Field in the Major Countries. For purposes of this Section 6.3, “commercially reasonable” shall mean using, in each of the Major Countries, an equivalent degree of effort as GTX, its Affiliate or a GTX Unaffiliated Sublicensee would use to promote, market, distribute and sell a product of it own that is of comparable market potential in the respective Major Countries during the same time period (as determined by consideration of, without limitation, potential market, patent protection, and availability of competitive products), including but not limited to, engaging in the following activities (subject to any applicable U.S. FDA restrictions or other applicable legal restrictions):

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuantis pursuant to Rule 406 of the Securities Act of 1933, as amended.

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               (a) Using reasonable diligence to establish and maintain good business relationships with hospitals, health systems, doctors and other medical professionals in accordance with standard and customary practices in the Major Countries;
               (b) Using commercially reasonable efforts to establish and maintain an adequate capacity of sales personnel consisting of reasonably qualified personnel who have been certified, as trained by GTX, its Affiliate or a GTX Unaffiliated Sublicensee, to promote and market the Product for use in the Field in the Major Countries, and to provide such sales force with adequate sales and promotional materials for the Product;
               (c) Promoting and detailing the Product for use in the Field throughout the Major Countries, provided that GTX, its Affiliate or a GTX Unaffiliated Sublicensee may, in its discretion use relatively greater promotional and detailing efforts (i) in some Major Countries than it uses in other of such countries, and (ii) in some parts of each Major Country than in other parts thereof, consistent with its overall marketing plan; and further provided, however, that the foregoing shall in no event be deemed to limit GTX’s its Affiliate or a GTX Unaffiliated Sublicensee overall obligations under the first paragraph of this Section 6.3.1.
               (d) Advertising the Product for use in the Field in professional journals and publications and sponsoring or attending appropriate symposia, trade exhibitions and medical education programs in a manner equivalent to that used for GTX’s, its Affiliate’s or a GTX Unaffiliated Sublicensee’s, as applicable, own products of comparable market potential in such Major Country; and
               (e) Formulating and using reasonable efforts to implement annual sales and marketing plans for the Product for use in the Field in the Major Countries and providing copies of such plans to Orion for review and comment, provided that Orion shall not have approval rights with respect to such plans.
          6.3.2 Sales Objectives and Other Factors for the USA. GTX and Orion shall agree in writing upon annual target sales objectives for the Product for use in the Field in the USA, commencing with the fourth calendar year after First Commercial Sale of the Product for use in the Field in the USA, provided that such annual target sales objectives shall not be considered MSRs for any purposes, but instead shall be used by the Parties for informational and planning purposes and shall be one (1) factor, among others, to be considered in assessing whether GTX has complied with its commercially reasonable obligations hereunder. GTX’s level of sales and marketing expenses for the Product for use in the Field in the USA and events or causes affecting the market for the Product for use in the Field beyond the control of GTX shall also be among the factors to be considered in assessing whether GTX has complied with its commercially reasonable obligations hereunder.
     6.4 Product Launch
          6.4.1 Timing of Launch. GTX shall use commercially reasonable efforts to launch the Product for use in a given indication in the Field as soon as practical in every Major Country of the GTX Territory where GTX, its Affiliates and/or GTX Unaffiliated Sublicensees have obtained Regulatory Approval for such indication. Notwithstanding the foregoing, GTX, its

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuantis pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Affiliate or a GTX Unaffiliated Sublicensee may, acting in good faith in the exercise of its reasonable business judgment, determine either to delay the launch of the Product for use in a given indication in the Field or not to launch the Product for use in a given indication in the Field in any given country in the GTX Territory other than a Major Country, which decision to delay or not to launch shall not be deemed a failure to use commercially reasonable efforts. Further, GTX’s, its Affiliates’ or a GTX Unaffiliated Sublicensee’s decision to delay the launch of the Product for use in the Field in any Major Country for up to six (6) months after GTX or its Affiliates have obtained Regulatory Approval in such country, shall not be deemed a failure to use commercially reasonable efforts pursuant to Section 6.3 to the extent that GTX can demonstrate that such delay was attributable to bona fide business reasons affecting the Product.
          6.4.2 Decisions Not to Launch. GTX shall promptly notify Orion in writing if GTX, its Affiliate or a GTX Unaffiliated Sublicensee, as applicable, determines to delay the launch of the Product for use in a given indication in the Field in any Major Country after obtaining Regulatory Approval of Product therefor. If such decision is due to any reasons other than the potential for, or the existence of, adverse business effects in such Major Country, then such decision shall be deemed a material breach of this Agreement pursuant to Section 20.2.2 and GTX shall be subject to the provisions of such Section within thirty days (30) after GTX’s decision not to launch in such Major Country.
     6.5 Marketing Costs and Expenses. Except as other-wise provided herein or as otherwise mutually agreed by the Parties, GTX, its Affiliate or a GTX Unaffiliated Sublicensee shall bear all costs and expenses connected with its marketing and sales activities for the Product for use in the Field and its performance under this Agreement.
     6.6 Marketing Plans and Reports.
          6.6.1 Marketing Plans. GTX shall develop and provide to Orion by October 31 of each year during the Term marketing and sales plans for the Product for each Major Country for the following calendar year, commencing with the calendar year in which Regulatory Approval is obtained in each respective country. Such plans shall include the projected Annual Net Sales and the projected advertising and promotion budgets for such year, and shall not be applicable to the calculation of MSRs pursuant to Section 6.1, for which GTX shall separately provide information.
          6.6.2 Marketing and Sales Reports. GTX shall provide to Orion, within forty-five (45) days after the end of each calendar year, a written marketing activities and sales report for each of the Major Countries. The report shall include at least a description of sales, marketing and promotion activities and a list of scientific conferences or other events involving the Product or its therapeutic area, accompanied by a general description of the nature and extent of GTX’s participation in such conferences or events.
7. GTX PRODUCT DEVELOPMENT AND REGISTRATIONS
     7.1 GTX Development and Registration Activities.

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuantis pursuant to Rule 406 of the Securities Act of 1933, as amended.

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          7.1.1 GTX Activities. In accordance with the GTX Preliminary Development and Registration Plan and the GTX Final Development and Registration Plan, GTX shall undertake development and registration activities for the Product for use in the Field in the GTX Territory, including but not limited to, conducting or sponsoring, and completing or having completed in accordance with U.S. FDA regulations and Good Clinical Practice regulations under the European Union legislation and directives requirements, all clinical studies and other activities required for Regulatory Approval under the GTX Final Development and Registration Plan. Without limiting the provisions of Section 7.6, GTX shall use its commercially reasonable efforts to pursue such development and registration activities under the GTX Final Development and Registration Plan with the objective of filing applications for Regulatory Approval in all Major Countries throughout the GTX Territory according to the anticipated filing dates set forth in the GTX Final Development and Registration Plan timetable. GTX’s Regulatory Approvals in the GTX Territory shall be owned solely by GTX.
          7.1.2 Orion Activities.
               (a) Orion shall use its commercially reasonable efforts to assist GTX in obtaining and maintaining the U.S. FDA Regulatory Approval of Products and any other required Regulatory Approvals in the Major Countries of the GTX Territory relating to the manufacture, use, marketing or sale of Product for use in the Field (by providing to GTX relevant information, documents and data in its possession in relation to regulatory inquiries during the Regulatory Approval process for Products, necessary additional letters of cross-reference or authorization equivalent to those described in Section 7.4, assistance in obtaining free sales certificates, and other similar assistance).
               (b) Orion shall perform any stability testing for the bulk Orion Product to be manufactured and supplied by Orion to GTX that is required by regulatory authorities in any Major Country. Such testing shall be provided at no cost to GTX, except that GTX will reimburse Orion’s direct costs of performing any such stability testing that must be conducted solely for the [ * ] tablet of the Orion Product. Orion employees shall, at Orion’s cost and expense, have the right to participate in all FDA and other regulatory agency meetings regarding the use of the Product in the Field.
               (c) Orion shall have no obligation to research, develop, register, commercialize any Product or carry out any studies or testing in relation to Products, including without limitation with respect to any new or additional strength, dosage form, formulation or route of administration of the Orion Product or the Product, or provide any documentation, information or data relating to the foregoing, except as expressly provided in Section 7.1.2(a) or otherwise set forth in this Agreement, unless the Parties expressly mutually agree otherwise in writing after the Amendment Date. Other than as expressly agreed in this Agreement, Orion shall have no obligation to fund or pay for any of the costs and expenses of such activities. All studies, trials, tests, activities, documentation, data and information required by any regulatory or other governmental agency or which is necessary or useful for the research, development, registration or commercialization of the Product shall, unless otherwise expressly agreed to herein, be for the sole cost and responsibility of GTX.

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuantis pursuant to Rule 406 of the Securities Act of 1933, as amended.

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          7.1.3 FDA File. Any regulatory filings (including without limitation any DMFs that GTX may develop if it obtains the right to manufacture Product) compiled and filed by or on behalf of GTX shall remain the property of GTX, but GTX shall, upon request therefor by Orion, negotiate with Orion the terms under which GTX would provide appropriate authorization letters to relevant regulatory bodies to enable Orion to reference such regulatory filings for purposes of applying for and supporting Orion’s applications for Regulatory Approval of products containing Toremifene outside the Field.
     7.2 Development and Registration Costs. Except as otherwise expressly provided in this Agreement or otherwise mutually agreed in writing by the Parties after the Amendment Date, GTX shall bear all costs and expenses related to Product registration and regulatory activities, including without limitation costs of filing, obtaining and maintaining all Regulatory Approvals throughout GTX Territory, as well as all costs and expenses for the research and development of the Product for use in the Field, provided that GTX shall not be responsible for any costs related to the manufacture of the Orion Product (except for payments that GTX must make to Orion pursuant to Section 7.1.2(b) or Section 13 (such costs collectively referred to herein as “Manufacturing Costs”). Except for the Manufacturing Costs or as otherwise expressly provided in this Section 7, Orion shall bear no responsibility for any costs or expenses related to Product registration, regulatory, research or development activities in relation to the Product.
          7.2.1 Development and Registration Costs prior to Amendment Date. The Parties agree that GTX shall, notwithstanding anything to the contrary in the Original Agreement or otherwise, also bear all costs and expenses related to Product research, development, registration, regulatory compliance and other activities relating to the development of Product that were incurred prior to the Amendment Date by GTX (excluding any Manufacturing Costs) (hereinafter referred to as “Incurred Costs”). Consequently, GTX shall forever release and discharge Orion of any and all claims that it purports to have at the Amendment Date or may have thereafter against Orion with respect to Incurred Costs.
     7.3 GTX Development and Registration Plan.
          7.3.1 Completion of GTX Final Development and Registration Plan. The GTX Preliminary Development and Registration Plan was attached to the Original Agreement as Schedule B. GTX will prepare a GTX Final Development and Registration Plan for each Major Country in a timely fashion upon receiving approval from the appropriate regulatory authority in each Major Country of a plan for regulatory approval in that country. Immediately upon completion of the GTX Final Development and Registration Plan for each Major Country, a copy of such Plan shall be provided to Orion.
          7.3.2 Orion’s right to comment on and object to Plan. Orion shall have the right to comment on each GTX Final Development and Registration Plan for each Major Country. Additionally, Orion shall have the right to object to each GTX Final Development and Registration Plan for each Major Country to the extent such plan could reasonably be deemed to affect adversely Orion’s development, commercialization, sales or registration of Orion’s proprietary product Fareston(R) outside the Field or Toremifene outside the Field. GTX undertakes to change and/or amend the GTX Final Development and Registration Plan for each Major Country to the extent Orion has so objected thereto as necessary to alleviate or obviate

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuantis pursuant to Rule 406 of the Securities Act of 1933, as amended.

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such adverse effect. Orion shall provide GTX with such comments and/or objections within thirty (30) days from Orion’s receipt of the GTX Final Development and Registration Plan.
          7.3.3 Changes to Such Plan. GTX may modify the GTX Final Development and Registration Plan, as GTX deems necessary and consistent with Section 7.3.1, but shall notify Orion of such changes. Any changes to the GTX Final Development and Registration Plan for each Major Country shall also be subject to Section 7.3.2.
     7.4 Orion Documentation and Data
          7.4.1 GTX Access to Orion Know-How. Orion has provided and shall continue to provide GTX with copies of the Orion Know-How, documentation, information and data listed or referenced in the GTX Preliminary Development and Registration Plan, and GTX shall be authorized to use and reference the same in its applications for Regulatory Approval and regulatory compliance activities in relation to such Regulatory Approvals. Any Product Drug Master Files (“DMFs”) compiled or owned by Orion shall remain the property of Orion, but Orion shall, upon reasonable request therefor by GTX, provide appropriate authorization letters to relevant regulatory bodies in the GTX Territory within forty-five (45) days from such request to enable GTX to reference such DMFs for purposes of GTX’s applications for Regulatory Approval and regulatory compliance activities in the GTX Territory as provided for in Section 7.1. For the avoidance of doubt, neither Party is obligated to disclose the contents of its DMFs to the other Party.
          7.4.2 GTX Access to Data. During the Term, Orion shall provide GTX, within forty-five (45) days of receipt of a written request from GTX specifying in detail the documentation, information and data requested, access to Orion Know-How that GTX reasonably requires for regulatory filings for the use of Product in the Field in the GTX Territory. Upon GTX’s request, Orion shall provide GTX with copies of such Orion Know-How referenced in the preceding sentence only in such form and content as is available to Orion, provided that, upon Orion’s request, GTX shall reimburse Orion for Orion’s direct out-of-pocket cost of making such copies and providing GTX with such Orion Know-How.
     GTX shall also provide to Orion quarterly reports summarizing GTX’s progress under the GTX Preliminary Development and Registration Plan and the GTX Final Development and Registration Plan.
          7.4.3 Letter of Cross Reference. Orion agrees that the Cross Reference letter dated December 10, 1999 from Orion to GTX shall remain in effect and may not be revoked by Orion unless this Agreement is terminated. During the Term, Orion shall permit GTX, its Affiliates and the GTX Unaffiliated Sublicensees to reference, and shall provide GTX with an appropriate authorization letter to enable GTX, its Affiliates and the GTX Unaffiliated Sublicensees to reference, Orion’s existing U.S. NDA [ * ] and all other applications or filings for Regulatory Approval for Orion Products for use in the breast cancer indication and related DMFs that are identified in Schedule E hereof (hereinafter “Orion Product Approvals”) for the purpose of applying for and supporting Regulatory Approval of Products for use in the Field within the GTX Territory. Orion shall update Schedule E from time to time during the Term to set forth all Orion Product Approvals and DMFs that are owned and controlled by Orion. GTX

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuantis pursuant to Rule 406 of the Securities Act of 1933, as amended.

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recognizes that Orion has obtained the Orion Product Approvals solely for the purpose of its proprietary product Fareston(R), and that nothing herein shall be construed so as to obligate Orion to maintain or cause to be maintained any Orion Product Approvals solely for allowing GTX, its Affiliates and/or GTX Unaffiliated Sublicensees referring thereto, provided that during the Term Orion shall not withdraw such Orion Product Approvals in the absence of commercially justifiable reasons in relation to Fareston(R).
          7.4.4 All requests by GTX to Orion for documentation, information or data, as agreed herein, shall be addressed only to the attention of such person(s) as is/are designated in writing or in electronic form by Orion from time to time.
     7.5 GTX Registration and Marketing Approval Applications. GTX, its Affiliates and/or GTX Unaffiliated Sublicensees shall have the responsibility and the right to submit registration applications for Regulatory Approval and marketing and price approval of the Product for use in the Field within the GTX Territory.
     7.6 Failure to File or Extend. Orion shall have the right to terminate its obligations under Section 7.1.2(a) and its obligations to manufacture and supply to GTX Orion Product upon one hundred and twenty (120) days prior written notice to GTX, if either (I) Regulatory Approval has not been granted for the Product for use in the Field in the USA by December 31, 2007, or (II) the last Valid Claim included in the Orion Patent Rights in the USA expires (which the Parties currently anticipate to occur in 2009) or is invalidated. Any such notice hereunder shall be given no later than sixty (60) days after the occurrence of the applicable event giving rise to such right, provided that GTX shall inform Orion in writing by December 31, 2007, whether or not Regulatory Approval has been granted for the Product for use in the Field in the USA by such date. The time for Orion to provide notice to GTX of its decision to exercise its right with regard to the event described in item (I) shall be deemed to commence upon the receipt by Orion of such notice from GTX, provided that nothing shall be construed so as to prevent Orion from exercising its right with regard to the event described in item (I) if Orion finds out, either by itself or through a Third Party that Regulatory Approval has not been granted for the Product for use in the Field in the USA by December 31, 2007. Effective upon the date that GTX receives any notice from Orion pursuant to this Section 7.6 and during the Term, Orion hereby grants GTX a contingent license under the Orion Patent Rights and Orion Know-How and all other patents and patent applications owned or controlled by Orion during the Term that relate to the manufacture, use or sale of Toremifene or Orion Product (“Manufacturing Patents”) to make and have made Product for use in the Field in the GTX Territory. Such license shall be exclusive with respect to Products for use in the Field and in the North American Territory and Japan, and nonexclusive with respect to Products for exclusive use in the Field in the ROW Territory. Orion shall as soon as practically possible after providing any notice to GTX pursuant to this Section 7.6 provide GTX with such then-existing manufacturing, process and quality control procedures, documentation and other relevant know-how and information to the extent reasonably necessary to enable GTX to exercise its manufacturing right pursuant to this Section 7.6 (hereinafter “Product Manufacturing Know-How”), including without limitation providing up to ten (10) person-days of technology transfer assistance at GTX’s site of manufacture of Product using Orion personnel skilled in such manufacturing operations, at no charge to GTX.

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuantis pursuant to Rule 406 of the Securities Act of 1933, as amended.

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     At any time prior to December 31, 2007, GTX may propose to discuss whether Orion would be willing either to commit to manufacture and supply to GTX Orion Product for a certain amount of time to allow GTX to have uninterrupted supply during critical Product development or commercialization periods, or to allow GTX to locate and qualify a Third Party manufacturer of Orion Product for such purpose. Upon such request, the Parties shall promptly discuss whether or not Orion is interested in supplying GTX with such needs of Orion Product. Nothing in this paragraph shall be deemed to require Orion to take any action or to impose an obligation for, or constitute a commitment by Orion in relation to such subject matter.
     7.7 Reimbursement of Orion Costs. Except as provided for otherwise in this Section 7, GTX shall reimburse Orion for all costs and expenses incurred by Orion in fulfilling its obligations under this Section 7. Orion shall issue an invoice for all such reasonable costs and expenses so incurred during each Calendar Quarter and GTX shall effect payment of such invoice within thirty (30) days from the date of the invoice.
8. CONFIDENTIALITY AND PUBLICITY
     8.1 Confidentiality Obligation. Each Party shall hold the other Party’s Confidential Information (as defined below) of which it becomes informed in connection with this Agreement or the Original Agreement in strictest confidence and shall not disclose such Confidential Information to Third Parties or otherwise use it, except to the extent such use or disclosure is expressly permitted by the terms of this Agreement or is reasonably necessary for the performance of this Agreement.
     8.2 Permitted Disclosures. Permitted disclosures of Confidential Information hereunder include, but are not limited to: (A) disclosures to regulatory agencies to the extent required for Regulatory Approval, including but not limited to, GTX Product registrations and applications in the GTX Territory (to the extent expressly permitted hereunder), and (B) disclosures to the Parties’ Affiliates, employees, agents and independent contractors (including clinical investigators, consultants and contract research organizations) who have a bona fide “need to know”, and GTX Unaffiliated Sublicensees, and prospective sublicensees, provided that for such permitted disclosures under subsection (B) the disclosing Party shall obligate the recipients to maintain the confidentiality of Confidential Information under terms substantially similar to those contained in this Section 8.
     8.3 Confidential Information. “Confidential Information” includes, but is not limited to, any information relating to the terms of this Agreement, the Original Agreement, the Product, the Orion Product, GTX Know-How, GTX Patent Rights, Orion Patent Rights, Orion Know-How, GTX Preliminary Development and Registration Plan, GTX Final Development and Registration Plan, clinical and non-clinical studies involving the Product, and all sales and marketing plans for the Product, as well as information concerning all other products and the business affairs, manufacturing processes and other activities of the disclosing Party that are designated as confidential in writing or orally disclosed, provided such oral disclosure is confirmed as confidential in writing within thirty (30) days thereafter. However, Confidential Information shall not include any information:

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuantis pursuant to Rule 406 of the Securities Act of 1933, as amended.

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               (a) Publicly Available Information. Which at the time of disclosure is or later comes into public domain by publication or otherwise through no fault of the receiving Party;
               (b) Previously Known Information. Which can be demonstrated by documentation or other competent proof to have been in the receiving Party’s possession prior to disclosure;
               (c) Subsequently Received Information. Which is subsequently received by the receiving Party from a Third Party who is not bound by any confidentiality undertaking to the disclosing Party or to any of its Affiliates with respect to said information;
               (d) Independently Developed Information. Which is independently developed by or for the receiving Party without reference to the disclosing Party’s Confidential Information; or
               (e) Legally Required Disclosures of Information. Which is legally required to be disclosed pursuant to any statute or regulation or any judicial or administrative order including any material or information requested by the Securities and Exchange Commission or Finnish equivalent thereof to the extent that such information cannot be treated confidential.
     8.4 Duration of Confidentiality Obligation. The confidentiality obligations of the Parties hereunder shall remain in effect during the Term and shall survive the termination or expiration of this Agreement for any reason and be effective until the later of five (5) years after such termination or expiration, or ten (10) years after the Amendment Date.
     8.5 Publicity and Announcements
          8.5.1 With regard to the existence and content of commercial terms and conditions of this Agreement, unless agreed upon by the Parties, neither Party shall originate any publicity, news release or other public announcement, written or oral, whether to the public press, stockholders or otherwise, relating to this Agreement or any amendment hereto, without the approval of the other Party, except as required by law, including, without limitation, provisions regarding the disclosure requirement for publicly quoted companies, and then only to the minimum extent so required, in which event such Party shall give the other Party a reasonable opportunity to review the form and content of the announcement before such legally required announcement is made.
          8.5.2 GTX may originate any publicity, news release or other public announcement, written or oral, whether to the public press, stockholders or otherwise, relating to the use of the Product in the Field, provided that GTX forwards to Orion such publicity, news release or other public announcement fourteen (14) days prior to such publicity, news release or other public announcement, except as otherwise required by law or regulation. It is agreed that such publicity, news release or other public announcement does not require the approval of Orion, unless Orion considers such publicity, news release or other public announcement to (I) fall within the scope of Section 8.5.1; or (II) be misleading or incorrect, in which case Orion

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuantis pursuant to Rule 406 of the Securities Act of 1933, as amended.

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shall, within five (5) business days after receiving such publicity, news release or other public announcement, so notify GTX and provide written comments specifying changes that Orion reasonably believes will correct such inaccuracy, except as otherwise required by law or regulation. If requested by Orion, such publicity, news release or other public announcement shall include wording to the effect that Toremifene is a proprietary compound of Orion, and that Toremifene has been licensed by Orion to GTX for use in the Field.
9. TRADEMARKS
     9.1 Use of Trademarks. GTX shall market and sell the Product for use in the Field in GTX Territory only under Trademarks selected by GTX. GTX shall not select a Trademark which is confusingly similar to the Orion trademark Fareston(R). GTX shall own and control all Trademarks excluding, for the avoidance of doubt Fareston(R). GTX shall notify Orion if GTX decides to change, alter, modify or replace the Trademark initially selected by it for the Product without the express written prior approval thereof by Orion.
     9.2 Trademark Filing and Maintenance. GTX shall be responsible for filing, maintaining, prosecuting and defending the Trademarks in the GTX Territory.
     9.3 Worldwide Trademark Enforcement. GTX shall be responsible for and control Trademark prosecution, maintenance, and/or enforcement worldwide. If requested by Orion, GTX shall provide Orion with copies of all documents relating to the maintenance of the Trademark in the GTX Territory, at Orion’s expense.
10. PATENT OWNERSHIP AND WARRANTIES
     10.1 Patent Ownership.
          10.1.1 Subject to the license rights granted to GTX hereunder, Orion retains full ownership of all Orion Patent Rights and shall be responsible for filing, prosecuting, and maintaining Orion Patent Rights as provided for in Section 11.
          10.1.2 Subject to the license rights granted to Orion hereunder, GTX retains full ownership of all GTX Patent Rights and shall be responsible for filing, prosecuting, and maintaining GTX Patent Rights as provided for in Section 11.
     10.2 Orion Patent Warranties. Orion warrants and represents that, to the best of its management’s knowledge as of the Effective Date,: (A) Schedule B sets forth all of the Orion Patent Rights as of the Effective Date and as of the Amendment Date which are directed to the composition of matter, use or sale of the compound Toremifene per se; (B) Orion has not and will not grant, license, convey, assign, and/or transfer to any Third Party any rights to Orion Patent Rights for use in the Field, or any rights to manufacture the Product or Toremifene for use in the Field, or other rights to any Third Party inconsistent with the licenses and other rights granted to GTX hereunder, (C) based upon Orion’s reasonably diligent investigation, the Orion Patent Rights are (i) valid, in full force, and enforceable and/or (ii) there are no existing valid Third Party patents in the GTX Territory that might be infringed by the manufacture or sale of the Orion Product by Orion to GTX under this Agreement, and (D) the use and sale of Products

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuantis pursuant to Rule 406 of the Securities Act of 1933, as amended.

25.

in the Field and in the GTX Territory by GTX, its Affiliates or Unaffiliated Sublicensees pursuant to this Agreement will not, in the absence of a license from Orion, infringe any patents owned or controlled by Orion other than the Orion Patent Rights. Additionally, Orion represents and warrants to GTX that to the best of its management’s knowledge as of the Amendment Date, Orion has not received any written claims from any Third Party alleging that the use of Toremifene in the Field infringes such Third Party’s patent rights.
     10.3 GTX Patent Warranties. GTX warrants and represents that, to the best of its management’s knowledge as of the Effective Date: (A) Schedule A sets forth all of the GTX Patent Rights as of the Effective Date which cover the Product for use in the Field and that it had full right and authority to grant to Orion and Orion Affiliate the rights granted to it under the Original Agreement; (B) subject to Section 2.1.4, GTX has not and will not grant to any Third Party any rights under the Orion Patent Rights or Orion Know-How inconsistent with GTX’s licenses under this Agreement, and (C) the United States Government or any agency thereof should not exercise such rights as set forth and/or referenced to in Section 2.3, if GTX’s development, registration and commercialization of the Product for use in the Field will be carried out as agreed herein and (D) (i) the GTX Patent Rights are valid, in full force, and enforceable and (ii) upon GTX’s reasonably diligent investigation, there are no existing valid and enforceable Third Party patents in the GTX Territory that might be infringed by the marketing, promotion, distribution, importation, offer for sale or sale of the Product by GTX, its Affiliates and GTX Unaffiliated Sublicensees.
11. PATENT PROSECUTION AND INFRINGEMENT
     11.1 Orion Patent Filing and Prosecution. Orion shall, at its sole expense, prosecute, maintain and defend Orion Patent Rights in the GTX Territory and Orion shall control all Orion Patent Rights filings and actions. Orion shall use its commercially reasonable efforts to obtain extensions in the Major Countries in the GTX Territory in which such extensions are available.
     11.2 GTX Patent Filing and Prosecution. GTX shall, as its sole expense, file, prosecute, maintain and defend GTX Patent Rights in the GTX Territory and GTX shall control all GTX Patent Rights filings and actions. GTX shall use its commercially reasonable efforts to obtain GTX Patent Rights protection and commercially reasonable efforts to obtain GTX Patent Rights extensions in any countries in the GTX Territory in which such extensions are available.
     11.3 Notification of Infringement. The Parties shall promptly inform each other of any information that comes to their attention involving actual or apparent infringements or misappropriations of Orion Patent Rights, Orion Know-How, GTX Patent Rights, GTX Know-How, or Trademarks by any Third Party, or claims of alleged infringement made by any Third Party in the GTX Territory against Orion, its Affiliates, or Orion Unaffiliated Sublicensees, GTX, its Affiliates, or GTX Unaffiliated Sublicensees, resulting from the manufacture, importation, marketing, sale or use of the Product in the Field.
     11.4 Infringement of Third Parties Rights by Orion. Orion shall, at its sole discretion, direct or defend in its own name and at its own expense any legal or other action or proceeding, including any settlement or negotiation, with respect to any alleged infringement of

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuantis pursuant to Rule 406 of the Securities Act of 1933, as amended.

26.

a Third Party patent or other proprietary right as a result of Orion’s, its Affiliates’, or Orion Unaffiliated Sublicensees’ manufacture of Toremifene or Orion Product for use in the Field, excluding actions and proceedings covered by Section 11.5. During the time any such proceeding or any appeal thereof is pending, Royalty Income payable by GTX under Section 3.1 in the country in which such proceeding is pending shall be paid by GTX into an interest-bearing escrow account pending the outcome of such proceeding. Upon a favorable final resolution of such proceeding or any appeal thereof, GTX shall resume paying Orion the full royalties in such country, and all funds in such escrow account shall be paid to Orion. Upon an unfavorable final resolution of such proceeding or any appeal thereof, the funds in such escrow account shall be applied toward the damage award in such action, if any, and the balance, if any, shall be paid to Orion. If Orion fails to defend such proceeding or discontinues the defense, all funds in such escrow account shall be returned to GTX and GTX shall have no further obligation to pay Royalty Income in such country.
     11.5 Infringement of Third Parties Rights by GTX. GTX shall, at its sole discretion, direct or defend in its own name and at GTX’s own expense in the GTX Territory any legal or other action or proceeding, including any settlement or negotiation, with respect to any alleged infringement of a Third Party patent, trademark or other proprietary right as a result of GTX’s, its Affiliates’, or GTX Unaffiliated Sublicensees’ making, having made, importing, marketing, distributing, using or selling the Product in GTX Territory for use in the Field, excluding actions and proceedings covered by Section 11.4.
     11.6 Infringement Indemnification.
          11.6.1 Orion Infringement Indemnification. Orion shall indemnify, defend and hold GTX (including for purposes of this Section 11.6.1, GTX Affiliates and GTX Unaffiliated Sublicensees), its and their officers, directors, and employees, and permitted successors and assigns, harmless from and against any and all liabilities, damages, claims, demands, costs and/or expenses (including reasonable attorneys’ fees) (collectively, “Losses”) claimed by any Third Party in any patent or proprietary right infringement suit or action which may be brought as a result of Orion’s, its Affiliates’, or Orion Unaffiliated Sublicensees’ manufacture of Toremifene or Orion Product, except to the extent such Losses arise out of claims for which GTX shall defend, indemnify and hold Onion harmless pursuant to Section 11.6.2, and further subject to the conditions of indemnification set forth in Section 14.7.
          11.6.2 GTX Infringement Indemnification. GTX shall indemnify, defend and hold Orion (including for purposes of this Section Orion’s Affiliates and Unaffiliated Sublicensees) its and their officers, directors, and employees, and permitted successors and assigns, harmless from and against any and all Losses claimed by any Third Party in any suits or actions relating to patent, trademark or other proprietary right infringements as a result of GTX’s, its Affiliates’, or GTX Unaffiliated Sublicensees’ making or having made, importing, marketing, using or selling the Product or Other Product under the Trademark in GTX Territory for use in the Field, except to the extent such Losses arise out of claims for which Orion shall indemnify, defend and hold GTX harmless pursuant to Section 11.6.1, and further subject to the conditions of indemnification set forth in Section 14.7.

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuantis pursuant to Rule 406 of the Securities Act of 1933, as amended.

27.

     11.7 Termination for Infringement of Third Party Rights. Should either Party be prevented by reason of an adverse, non-appealable court or administrative proceeding, order or judgment or arbitral award against it from manufacturing, making, using or selling the Orion Product and/ or Product in any country within the GTX Territory as required or permitted under this Agreement, then, as to such country or territory so affected, the other Party may, upon sixty (60) days prior written notice thereof to the other Party, terminate this Agreement upon written notice to the other Party with respect to such country, and the Parties shall make a final transition accounting and settlement for outstanding bona fide costs, payments and expenses to which each Party is entitled hereunder with respect to such country.
     11.8 Third Party Infringement of Orion Patent Rights.
          11.8.1 Orion Enforcement. Orion shall have the first right but not the obligation, to commence, at its own expense appropriate measures to enforce Orion Patent Rights against infringement by Third Parties relating to the manufacture, use, sale, offer for sale, or import of products containing Toremifene for use in the Field, within a reasonable period of time after Orion becomes aware of such infringement (including, but not limited to, by notifying the infringing Third Party of such infringement and demanding that such Third Party cease and desist from such infringement) and, if such infringement does not cease, commence a legal proceeding to enforce Orion Patent Rights, if any, against Third Party infringements within a reasonable period of time of the date Orion becomes aware of such infringement. Orion shall notify GTX promptly after Orion becomes aware of such infringement, and, upon request therefor by GTX, keep GTX reasonably informed regarding Orion’s intended strategy in such situation. During the time any such proceeding or any appeal thereof is pending, no Royalty Income shall be payable under Section 3.1 in the country in which such proceeding is pending. Upon a favorable final resolution of such proceeding or any appeal thereof, GTX shall resume paying Orion the full royalties in such country, and GTX shall also be liable for payment of any back royalties payable for such period for which such a proceeding has been pending. Orion’s commencement of such proceeding shall be at Orion’s own expense, provided that Orion shall be entitled to retain all recoveries in such proceeding or any appeal thereof. Such commencement by Orion shall not relieve either Party of its obligations under Section 11.6.
          11.8.2 GTX Enforcement.
               (a) Orion Patent Rights. If within a reasonable period of time from the date Orion becomes aware of any alleged Third Party infringement of the Orion Patent Rights relating to the manufacture, use, sale, offer for sale, or import of Products containing Toremifene for use in the Field, either by notice from GTX or otherwise, Orion has not commenced a legal proceeding pursuant to Section 11.8.1, or if at any time Orion discontinues the pursuit of such proceeding, GTX may, at its option, commence, continue or intervene, as the case may be, in such proceeding, provided, however, that with respect to any such proceedings in any country in the GTX Territory, GTX shall first request Orion to notify GTX whether any Third Party has a right to enforce the relevant Orion Patent Rights in the relevant countries, in which event Orion shall promptly respond to such request, and further provided that GTX’s rights hereunder are subject and secondary to any rights that Orion has granted to any Third Party prior to the Amendment Date in such country with respect to enforcement of the relevant Orion Patent Rights. During the time any such proceeding or any appeal thereof is pending, no

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuantis pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Royalty Income shall be payable under Section 3.1 in the country in which such proceeding is pending. Upon a favorable final resolution of such proceeding or any appeal thereof, GTX shall resume paying Orion the full royalties in such country, and GTX shall also be liable for payment of any back royalties payable for such period for which such a proceeding has been pending. GTX’s commencement, continuation or intervention in such proceeding shall be at GTX’s own expense, provided that GTX shall be entitled to retain all recoveries in such proceeding or any appeal thereof. Such commencement, continuation or intervention by GTX shall not relieve either Party of its obligations under Section 11.6.
     11.9 Third Party Infringement of GTX Patent Rights and Trademark.
          11.9.1 GTX shall have the sole right, but not the obligation, at its own expense, to commence appropriate measures to enforce GTX Patent Rights and rights to Trademarks against Third Party infringements (including, but not limited to, notifying the infringing Third Party of such infringement and demanding that such Third Party cease and desist from such infringement) and, if such infringement does not cease, commence a legal proceeding to enforce such GTX Patent Rights or rights to Trademarks, if any against Third Party infringements. GTX’s commencement of such proceeding shall be at GTX’s own expense, provided that GTX shall be entitled to retain all recoveries in such proceeding or any appeal thereof. Such commencement by GTX shall not relieve either Party of its obligations under Section 11.6.
     11.10 Mutual Cooperation. In the event of any infringement litigation in the GTX Territory involving the Product or Orion Product or any Orion Patent Rights or GTX Patent Rights or the Trademark, the non-prosecuting or non-defending Party shall render such reasonable assistance as may be requested by the prosecuting or defending Party in connection with such infringement actions. If Orion requests GTX’s assistance in connection with such infringement claims or actions, Orion shall reimburse GTX for such direct, documented out-of-pocket expenses as are reasonably incurred by GTX during the course of it providing such requested assistance. If GTX requests Orion’s assistance in connection with such infringement claims or actions, GTX shall reimburse Orion for such direct, documented out-of-pocket expenses as are reasonably incurred by Orion during the course of it providing such requested assistance. Before incurring such expenses, the Parties shall in good faith agree in writing on the nature and extent of assistance to be rendered, and an estimate of the total expenses, which expenses shall be monitored periodically.
     11.11 Patent Challenges
          11.11.1 If GTX, its Affiliate, or GTX Unaffiliated Sublicensee, either directly or through a contractor or agent, challenges the validity of any Orion Patent Rights in any Major Country within the GTX Territory and does not cease such challenge within thirty (30) days of receipt of written notice from Orion, then such challenge shall be deemed a material breach of this Agreement and Orion shall have the right to terminate this Agreement by written notice with immediate effect, at Orion’s sole discretion, in its entirety or with respect to such country.
          11.11.2 If Orion challenges the validity of any GTX Patent Rights in any Major Country in GTX Territory other than Major Country that is a member of the European Union and does not cease such challenge within thirty (30) days of receipt of written notice from GTX, then

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuantis pursuant to Rule 406 of the Securities Act of 1933, as amended.

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such challenge shall be deemed a material breach of this Agreement and GTX shall be entitled to terminate this Agreement by written notice with immediate effect, at GTX’s sole discretion, in its entirety or with respect to such country.
     11.12 Activities During Infringement Litigation
          11.12.1 In the event of any patent or trademark or other proprietary right infringement litigation involving the Product in GTX Territory in which GTX defends or prosecutes such litigation, GTX may, at any time following one hundred eighty (180) days after the commencement of such litigation, request in writing that Orion suspend the manufacture of the Orion Product for use in the Field in the part of the GTX Territory so affected pending resolution of such litigation if GTX reasonably deems such action necessary or advisable to mitigate possible damages that may be incurred during the pendency of such litigation. If Orion elects not to comply with such request within thirty (30) days after receipt thereof, then all damages resulting from Orion’s continued manufacturing of the Product for use in the Field in the part of the GTX Territory so affected after Orion’s receipt of such request shall be borne by Orion and be subject to Orion’s indemnification obligation to GTX pursuant to Section 14.6.1.
          11.12.2 In the event of any patent or trademark or other proprietary right infringement litigation involving the Orion Product in the GTX Territory in which Orion defends or prosecutes such litigation, Orion may, at any time following one hundred eighty (180) days after the commencement of such litigation, request in writing that GTX suspend the import, distribution, marketing, sale and use of the Product, and suspend Orion’s manufacture and supply of Orion Product for GTX hereunder, in the part of the Territory so affected pending resolution of such litigation if Orion reasonably deems such action necessary or advisable to mitigate possible damages that may be incurred during the pendency of such litigation. If GTX elects not to comply with such request within thirty (30) days after receipt thereof, then all damages resulting from GTX’s continued importing, distribution, marketing, sale and use of the Product in the part of the GTX Territory so affected after GTX’s receipt of such request shall be borne by GTX and be subject to GTX indemnification obligation to GTX pursuant to Section 14.6.2. If GTX elects to comply with such request, such compliance shall be considered a suspension of GTX’s marketing and sales obligations, notwithstanding Section 6.
          11.12.3 In the event either Party receives a written claim of any alleged or actual infringement of a Third Party patent or trademark or other proprietary right as a result of Orion’s, its Affiliate(s) or Unaffiliated Sublicensee(s’) manufacturing of or selling Orion Product to GTX, or GTX, its Affiliates, or GTX Unaffiliated Sublicensees making, having made, marketing, using or selling the Product in GTX Territory for use in the Field, each Party shall so notify the other Party and the Parties shall confer regarding the basis for such claim, and discuss how the Parties may resolve the situation. Orion shall have the right to suspend its manufacture and supply of the Orion Product in and/or to the part of the GTX Territory so affected upon twenty (20) days prior written notice to GTX pending resolution of such claim or any related infringement litigation, if necessary to mitigate damages that may be incurred. If Orion exercises its rights hereunder, the Parties shall thereafter discuss from time to time whether the situation has been resolved and, accordingly, whether Orion is in a position to resume the supply of Orion Product pursuant to this Agreement.

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuantis pursuant to Rule 406 of the Securities Act of 1933, as amended.

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12. COMPETING PRODUCTS
     12.1 Obligations With Respect to Competing Products
          12.1.1 Beginning on the Effective Date and until the expiration of the last of the Orion Patent Rights on a country by country basis in the Major Countries, GTX and GTX Affiliates undertake not to market or sell a Competing Product in such country, excluding those countries of the Major Countries within the European Union, in which countries GTX and GTX Affiliates undertake not to market or sell any Competing Product for a period of five (5) years from the Amendment Date.
          12.1.2 However, nothing contained in this Section 12.1 shall be construed as preventing either Party from conducting research and development activities relating to a Competing Product during such period or thereafter.
13. PRODUCT ORDERS, SUPPLY AND PAYMENTS
     13.1 Orion Supply Obligations
          13.1.1 Product Supply. During the Term, Orion shall, subject to the terms of this Section 13, supply GTX and GTX Affiliates with their requirements of Orion Product. Orion shall supply the Product in bulk tablet form.
          13.1.2 Product Delivery. Orion shall supply Orion Product to GTX only against receipt of GTX’s written purchase orders. Except as otherwise provided herein or as otherwise expressly agreed in writing by the Parties, delivery shall be within ninety (90) days from receipt and confirmation by Orion of GTX’s purchase order. Orion shall confirm the delivery dates within ten (10) business days after receipt of GTX’s purchase orders and, subject to the provisions of Section 13.2, Orion shall use its best reasonable efforts to fill such orders on the requested delivery dates, but shall in any event fill such orders within ninety (90) days from receipt and confirmation of GTX’s purchase order. Orion shall deliver Orion Product F.O.B. Espoo, Finland to a carrier designated by GTX. GTX shall pay shipping costs and shall assume title to and risk of loss for Orion Product purchased hereunder upon delivery to GTX’s designated carrier.
          13.1.3 Product Shipping Instructions. GTX shall provide Orion with appropriate instructions for each shipment of Orion Product hereunder designating the desired carrier, destination and method of transport. If Orion becomes aware that the designated carrier is unable to accept the desired shipment within the requested delivery period, Orion shall promptly notify GTX and GTX shall promptly designate another carrier or carriers.
     13.2 Orion Affiliates and Subcontractors. Orion may satisfy its supply obligations under this Agreement either directly or through any Orion Affiliate, whether located inside or outside GTX Territory (provided that such Orion Affiliate has a manufacturing site which has received all required regulatory approvals and that Orion guarantees the performance of such Affiliate), and such supply by Orion Affiliates shall not be deemed an infringement of GTX’s rights hereunder.

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuantis pursuant to Rule 406 of the Securities Act of 1933, as amended.

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     13.3 GTX Forecasts
          13.3.1 Rolling Forecasts. Not later than ninety (90) days prior to GTX’s first commercial order of Orion Product from Orion for GTX’s Product launch anywhere in the GTX Territory, GTX shall inform Orion in writing of GTX’s bona fide, good faith estimated requirements of Orion Product in the GTX Territory during the remainder of the calendar year of said Product launch. Thereafter, for the remainder of the Term, GTX shall provide to Orion by September 30 of each year a purchase forecast of GTX’s estimated requirements of Orion Product for the fifteen (15) month period beginning with October 1 of the then current year, allocated for each calendar month of such period. GTX shall update its purchase estimates to Orion on a monthly basis by indicating by the end of each month revised estimates or confirming that no revisions are necessary, which shall provide Orion with GTX’s rolling fifteen (15) month forecasts.
          13.3.2 Excess Quantities. If GTX orders a quantity of Orion Product in excess of one hundred twenty-five percent (125%) of GTX’s purchase forecast provided two (2) Calendar Quarters prior to such order, Orion shall deliver the quantity in excess of one hundred twenty-five percent (125%) up to one hundred fifty percent (150%) of such forecast within one hundred twenty (120) days from receipt and confirmation of GTX’s purchase order. If GTX orders a quantity of Orion Product in excess of one hundred fifty percent (150%) of GTX’s purchase forecast provided two (2) Calendar Quarters prior to such order, Orion shall use commercially reasonable efforts to supply the quantity in excess of one hundred fifty percent (150%) up to two hundred percent (200%) of such forecast as soon as practical, but in no event later than one hundred eighty (180) days from receipt and confirmation of GTX’s purchase order. If GTX orders a quantity of Orion Product in excess of two hundred percent (200%) of GTX’s purchase forecast provided two (2) Calendar Quarters prior to such Order, Orion shall use commercially reasonable efforts to supply the quantities in excess of such forecast as soon as practical.
          13.3.3 Minimum Quantities. Of the amounts of Orion Product indicated by GTX in its rolling monthly forecasts, GTX shall purchase at least one hundred percent (100%) of its estimated requirement for Orion Product for the first three (3) months of such forecast, eighty percent (80%) of its estimated requirement of Orion Product for the fourth, fifth and sixth months of such forecast, and fifty percent (50%) of its estimated requirement of Orion Product for the seventh, eighth and ninth months of such forecast. All orders and deliveries of Orion Product shall be in full batch sizes of Orion Product, as determined by Orion from time to time. Orion shall notify GTX in writing prior to the date upon which GTX must provide its first commercial order of Orion Product under this Section 13 of what the size of a full batch of Orion Product is at such time.
     13.4 Prices and Payment
          13.4.1 Commercial Pricing Formula. Orion’s annual price of bulk Orion Product to GTX for commercial purposes, delivered F.O.B., Espoo, Finland, shall be:
               [ * ]

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuantis pursuant to Rule 406 of the Securities Act of 1933, as amended.

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          13.4.2 Invoicing and Payment. Orion shall invoice GTX for commercial orders of Orion Product shipped, and GTX shall pay such invoice within thirty (30) days of receipt.
          13.4.3 Price Changes. GTX may, no more than once per year, request that Orion determine whether the average cost of the raw materials set forth in Schedule C used to manufacture Product during the immediately preceding year has, in the aggregate, changed by more than five percent (5%) of the average cost thereof that applied during the year immediately preceding the date that is one year earlier than the date of GTX’s request (any such change, a “Significant Cost Change”). Reasonably promptly following any such request by GTX, Orion shall make such determination and notify GTX of the result of such determination. Additionally, if Orion determines that a Significant Cost Change has occurred (other than in response to such a request by GTX), it shall so notify GTX. If Orion determines that a Significant Cost Change has occurred upon GTX’s request or upon Orion’s own investigation, then the Parties shall (no more than once annually) adjust the price to reflect such Significant Cost Change. Such price shall apply to Orion Products purchased by GTX following the date of Orion’s notice to GTX that a Significant Cost Change has occurred.
     13.5 Resale Prices. GTX, its Affiliates and GTX Unaffiliated Sublicensees shall be free to set their own resale prices for the Product sold in the GTX Territory.
     13.6 Product Supply for Testing and Registration; Supply of Toremifene.
          13.6.1 Product Supply for Testing and Registration. The supply price for the [ * ] tablet of bulk Orion Product for clinical trials shall be [ * ] per tablet. Orion shall supply GTX with such quantities of [ * ] tablets of bulk Product as GTX may require of Orion Product and/or placebos for GTX’s use in clinical trials referenced in the GTX Preliminary Development and Registration Plan or the GTX Final Development and Registration Plan. The price for the [ * ] tablet of bulk Orion Product for clinical trials shall be [ * ] per tablet. Orion shall supply GTX with such quantities of [ * ] tablets of bulk Product as GTX may require of Orion Product and/or placebos for GTX’s use in clinical trials referenced in the GTX Preliminary Development and Registration Plan or the GTX Final Development and Registration Plan. The price for the [ * ] tablet of bulk Orion Product for clinical trials shall be [ * ] per tablet. Orion shall supply GTX with such quantities as GTX may require of [ * ] tablets of Orion Product and/or placebos for GTX’s use in clinical trials referenced in the GTX Preliminary Development and Registration Plan or the GTX Final Development and Registration Plan. The price for a [ * ] placebo for such clinical trials shall be [ * ], per tablet. All Orion Product supplied for testing and registration pursuant to this Section 13.6 shall be provided in bulk packaging.
          13.6.2 Supply of Toremifene.
     For the sole purpose of aiding GTX in its efforts to obtain Regulatory Approval for the Product for use in the Field in the GTX Territory, Orion shall, during the Term, upon written order thereof by GTX, provide GTX, free of charge, with up to [ * ] of Toremifene in bulk powder form (the “Powder”). GTX undertakes to use such Powder only for studies necessary to support Regulatory Approval for Product for use in the Field. Upon ordering Powder from Orion,

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuantis pursuant to Rule 406 of the Securities Act of 1933, as amended.

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GTX shall provide Orion with a detailed description of such study(ies) and the expected amount of Powder needed for said study(ies).
     As consideration for Orion’s agreeing to provide the Powder to GTX, all results, data, information, inventions, memoranda, reports, discoveries, work products and other results (including without limitation any patents(s) granted thereon), which are conceived, derived, reduced to practice, made and/or developed by or on behalf of GTX and arising out of or relating to the use of the Powder (hereinafter referred to as “Results”) shall be jointly owned by GTX and Orion such that each party shall have a one-half undivided interest in and to such results, without a duty of accounting to the other Party. Orion’s interest in the Results, and any patent rights related thereto, shall be subject to the licenses granted to GTX pursuant to Section 2.1 to the extent such Results are included in the Orion Patent Rights or Orion Know-How. GTX hereby grants to Orion an exclusive, royalty-free, worldwide license with the right to grant sublicenses, under GTX’s joint interest in the Results and any intellectual property rights relating thereto for use in developing, using, having used, selling, having sold, importing, marketing and distributing products outside of the Field. Orion hereby grants to GTX an exclusive, royalty-free, worldwide license, with the right to grant sublicenses, under Orion’s joint interest in the Results and any intellectual property rights relating thereto, for use in developing, using, having used, selling, having sold, importing, marketing and distributing products in the Field, to the extent such rights are not otherwise included in the Orion Patent Rights or Orion Know-How licensed to GTX pursuant to Section 2.1.1.
     Any use of the Results by GTX other than for the purposes of this Agreement (hereinafter referred to as “Other Use”), shall not be permitted without the express written consent of Orion, which Orion may withhold at its sole discretion.
     Without prejudice to the foregoing, the Results shall be deemed both Orion’s and GTX’s Confidential Information and shall be used and treated for purposes of Section 8 of this Agreement as Confidential Information of the other Party. GTX shall promptly disclose to Orion all Results immediately when such Results are available.
     GTX and Orion shall mutually determine whether or not any of the Results provide the basis for any patentable inventions. If both Orion and GTX consider that patents for any such inventions involving Results should be sought, then such applications shall, in accordance with what has been stated herein above, be filed in the Parties’ joint name, and the Parties shall share equally all costs of filing, prosecuting and maintaining relevant patent applications and patents. The Parties shall negotiate in good faith on the division of responsibilities with regard to drafting, filing, prosecuting and maintaining the relevant patent applications and, patents. If the Parties do not decide that patent application(s) should be filed for any patentable inventions included in the Results, then the Results shall continue to be treated as Confidential Information of both Parties.
     13.7 Agreement Terms Govern. Except as otherwise agreed in writing by the Parties, the terms and conditions of this Agreement shall govern Orion and its Affiliates’ sale of Orion Product to GTX, its Affiliates and GTX Unaffiliated Sublicensees during the Term, notwithstanding any conflicting terms and conditions set forth in GTX’s forecast, order or

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuantis pursuant to Rule 406 of the Securities Act of 1933, as amended.

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purchase documents or in Orion’s sale or acceptance documents and any such conflicting terms are hereby expressly rejected.
     13.8 Price Adjustment for Commercial Supply. It is agreed upon by the Parties that the price of the [ * ] tablet of Orion Product to GTX shall be reduced below [ * ] based upon attaining certain milestone purchases of Product as follows: if GTX purchases annually an aggregate amount of [ * ] of tablet [ * ] the price of the tablet shall be [ * ] per [ * ] tablet. Similarly, (i) the price to GTX of the [ * ] tablet of Orion Product shall be reduced if GTX purchases annually [ * ] of the [ * ] tablets such that the price per [ * ] tablet of Orion Product shall be [ * ] and (ii) the price to GTX of the [ * ] tablet of Orion Product shall be reduced if GTX purchases annually [ * ] of the [ * ] tablets such that the price per [ * ] tablet of Orion Product shall be [ * ] . If a price adjustment is triggered under this Section 13.8, then the adjusted price shall apply to the entire amount of the relevant tablets purchased during the relevant year. Orion shall within thirty (30) days after the end of such year, pay to GTX an amount equal to the number of relevant tablets actually purchased during such year, multiplied by the difference between the price paid by GTX for supply of the relevant tablets and the lower price that is actually applicable due to the adjustment to be made pursuant to this Section 13.8.
     13.9 Termination of Product Supply. Orion shall, at its sole discretion, have the right upon providing twenty-four (24) months prior written notice thereof, to terminate its obligations under this Section 13 relating to the manufacture and supply of Orion Product and/or Toremifene (pursuant to Section 13.6.2) in the event that Orion permanently ceases the manufacture of Toremifene and/or Orion Product. In the event that Orion so terminates such obligations, Orion shall grant GTX a contingent license under the Orion Patent Rights, Orion Know-How and the Manufacturing Patents to make and have made Product for use in the Field in the GTX Territory during the Term, with such license to be exclusive with respect to Products for use in the Field and in the North American Territory, and non-exclusive for exclusive use in the Field in the ROW Territory. Such license shall become effective upon GTX’s receipt of notice from Orion under this Section 13.9. Orion shall during such twenty-four (24) month notice period, and as soon as practically possible after GTX’s written request, provide GTX with Product Manufacturing Know-How to the extent reasonably necessary to enable GTX to exercise its back-up manufacturing right pursuant to this Section 13.9, including without limitation providing up to ten (10) person-days of technology transfer assistance at GTX’s site of manufacture of Product using Orion personnel skilled in such manufacturing operations, at no charge to GTX.
14. PRODUCT WARRANTIES AND INDEMNIFICATION
     14.1 Product Warranties and Limitations
          14.1.1 Orion Warranties. Orion warrants and represents that the Orion Product manufactured by Orion, its Affiliate(s) or subcontractor(s), as the case may be, and delivered to GTX, its Affiliate(s) or GTX Unaffiliated Sublicensee(s) hereunder for resale shall (i) from the date of shipment until the end of the specified shelf-life conform to the Specifications (provided, however, that Orion Product has after shipment been handled and stored properly and been afforded sufficient protection against deterioration and damage) and

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuantis pursuant to Rule 406 of the Securities Act of 1933, as amended.

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shall have been manufactured in accordance with U.S. FDA Good Manufacturing Practices and equivalent Good Manufacturing Practices in Europe to the extent applicable to Orion, its Affiliates or subcontractors as the manufacturer(s) of Orion Product, and (ii) be transferred free and clear of any security interests, liens and encumbrances. It is expressly agree that, except as expressly provided for in Section 10.2, no representation, warranty, commitment or obligations given, made or undertaken by Orion in this Agreement shall apply with regard to any Product manufactured by a party other than Orion, its Affiliates or subcontractors, including without limitation any Product manufactured by or on behalf of GTX under its stand-by and other manufacturing rights pursuant to Section 7.6, 13.9, 15.1, 16.3.2, 16.4 or 20.2.2.
          14.1.2 Limitations. Except as otherwise expressly stated herein, no warranties or representations, express or implied are made or shall be deemed to have been made by Orion, its Affiliate or subcontractor including without limitation the warranties of fitness for a particular purpose and merchantability, regarding any Product, including without limitation the Orion Product and Other Product. Subject to Orion’s warranty and indemnification obligations under this Agreement for Orion Product, Orion shall have no responsibility or liability for any Product, including without limitation Orion Product and Other Product manufactured by Orion and/or used, supplied, marketed, or sold by GTX, its Affiliates or GTX Unaffiliated Sublicensees.
     14.2 Certificate of Analysis. Orion shall furnish GTX with one or more certificates of analysis for each batch of Orion Product supplied hereunder, in the form required by law in each country of GTX Territory where the Orion Product is marketed, with shipment of each such batch.
     14.3 Product Inspections
          14.3.1 GTX Inspection and Analysis. GTX shall inspect and analyze a representative sample of Orion Product from batches supplied by Orion promptly after receipt. If, after inspection, GTX reasonably believes the shipment does not meet the Specifications, GTX shall notify Orion in writing within thirty (30) days after GTX’s receipt of any such goods. If GTX does not so notify Orion, GTX shall be deemed to have waived all claims against Orion for said quantity delivered, except for any latent defects that could not have been reasonably discovered upon such inspection, which defects shall be notified by GTX to Orion within fourteen (14) days from discovery of same. Any claims by GTX regarding goods delivered shall specify in reasonable detail the nature and basis for the claim and cite relevant Orion lot numbers or other information to enable specific identification of the goods involved. GTX shall not be required to accept Orion Product having a shelf-life of less than eighty percent (80%) of the stated expiration dating on the date of shipment by Orion.
          14.3.2 Orion Response. Orion shall respond to all claims made by GTX on a case-by-case basis and Orion shall have the right to first inspect any goods involved before being required to take any action with respect thereto. Orion shall review any such claim of nonconformity made by GTX within thirty (30) business days of receipt of GTX’s notice under Section 14.3.1 and conduct any required testing of the goods involved as soon as possible, but in no event later than forty-five (45) days after receipt thereof, or earlier if the U.S. FDA or any corresponding regulatory authority in the Territory requires an earlier response from Orion. If such review and testing by Orion (or testing by an independent laboratory as set forth below)

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuantis pursuant to Rule 406 of the Securities Act of 1933, as amended.

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confirms that a claimed quantity does not meet the Specifications, then, at Orion’s expense, GTX shall dispose of or return such quantity involved as Orion shall direct in writing and Orion shall replace such quantity with conforming goods as soon as possible, but in no event later than sixty (60) days after testing is completed, which shall be GTX’s sole and exclusive remedy for such non-conformity. If the Parties fail to agree as to whether a delivered quantity meets the Specifications, then the Parties shall have the batch in dispute analyzed by a mutually agreed upon independent testing laboratory located in the country in which Orion Product to which goods relate is intended for resale, or, if the Parties agree, in Finland. Such laboratory’s determination shall be deemed final as to any dispute over the Specifications and the nonprevailing Party shall bear the costs of such independent laboratory’s testing.
     14.4 Product Storage. Each Party shall properly store Orion Product under conditions that will not adversely affect the quality or normal shelf life thereof.
     14.5 GTX Responsibilities in GTX Territory
          14.5.1 Labeling. GTX shall be responsible for packaging of the Product, and for all labeling, inserts, packaging and promotional materials and any other materials which accompany, are distributed, used or referred to in any way by GTX, its Affiliate(s) or GTX Unaffiliated Sublicensee(s) in connection with the Product and GTX shall ensure that same shall conform to all legal requirements in each country of the GTX Territory in which the Product is sold. Subject to applicable legal and regulatory requirements and space limitations, all Product labeling, packaging, inserts and promotional materials shall indicate that the Product is sold by GTX under license from Orion. GTX shall, upon written request therefore by Orion, provide Orion with copies of representative samples of materials which GTX, its Affiliates and GTX Unaffiliated Sublicensees intend to use in connection with the marketing, promotion and sale of the Product thirty (30) days prior to their first use thereof, provided that nothing herein or otherwise, including without limitation any request by Orion to be furnished with such materials or review of same, shall be construed as Orion assuming any liability or responsibility for such materials or their conformity to all legal requirements in any country of the GTX Territory in which the Product is sold and such request and/or review by Orion of such materials shall be without prejudice to the first sentence of this Section 14.5. GTX, its Affiliates, or GTX Unaffiliated Sublicensee shall register, promote, market and sell the Product in the GTX Territory only for the indications for which relevant Regulatory Approvals have been obtained and only in accordance with applicable legal and governmental authority requirements.
          14.5.2 Notification. GTX shall also be responsible for notifying, reporting or registering this Agreement or the business relationship created hereby with any government authorities in the GTX Territory to the extent legally required. Orion shall provide GTX with such assistance as GTX may reasonably request in connection therewith.
     14.6 Reciprocal Indemnification Provisions
          14.6.1 Orion Indemnification. Orion shall defend, indemnify and hold GTX, its Affiliates, GTX Unaffiliated Sublicensees, and its and their officers, directors and employees, harmless from and against any and all liabilities, damages, claims, demands, costs, or expenses (including reasonable attorneys’ fees) Losses claimed by any Third Party for any property or

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuantis pursuant to Rule 406 of the Securities Act of 1933, as amended.

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other economic loss or damage or injury or death suffered by it to the extent the same is determined to have been caused by (A) the negligence, fault, willful wrongdoing or any other act or omission in relation to the manufacture by Orion, its Affiliates or subcontractor(s) of the Orion Product, or a material breach of this Agreement by Orion, its Affiliate(s) or Unaffiliated Sublicensee(s), or (B) or a breach by Orion of the warranties set forth in Section 14.1, except with respect to each of (A) and (B) to the extent that such Losses are caused by activities for which GTX must defend, indemnify and hold harmless pursuant to Section 14.6.2.
          14.6.2 GTX Indemnification in GTX Territory. GTX shall defend, indemnify and hold Orion, its Affiliates, and its and their the officers, directors and employees harmless from and against any and all Losses claimed by any Third Party for any property or other economic loss or damage, injury or death suffered by it to the extent the same is determined to have been caused by (A) the negligence, fault, willful wrongdoing or any other act or omission, or material breach of this Agreement by GTX, its Affiliates or Unaffiliated Sublicensees or (B) the manufacture, use, sale, importation, distribution, and/or marketing of the Product in the Field in GTX Territory, including without limitation any product liability claim for property or other economic loss or damage, injury or death suffered by a Third Party arising out of or relating to the Product or Other Product or use thereof, except with respect to each of (A) and (B) to the extent that such Losses are caused by activities for which Orion must defend, indemnify and hold harmless GTX pursuant to Section 14.6.1.
     14.7 Conditions for Indemnification. With respect to any indemnification obligations of either Party to the other Party under this Agreement, the following conditions must be met for such indemnification obligations to become applicable: (A) the indemnified Party shall notify the indemnifying Party promptly in writing of any claim which may give rise to an obligation on the part of the indemnifying Party hereunder; (B) the indemnifying Party shall be allowed to timely undertake the sole control of the defense of any such action and claim, including all negotiations for the settlement, or compromise of such claim or action at its sole expense; and (C) the indemnified Party shall render reasonable assistance, information, cooperation and authority to permit the indemnifying Party to defend such action, it being agreed that any out-of-pocket expenses or other expenses incurred by the indemnified Party in rendering the same shall be borne or reimbursed promptly by the indemnifying Party.
     14.8 Liability Insurance. GTX shall procure and maintain insurance, including product liability insurance, adequate to cover its obligations hereunder and which are consistent with normal business practices of prudent companies commercializing products of similar nature that present similar liability risks. It is understood that such insurance shall not be construed to create a limit of GTX’s liability with respect to its any of its obligations hereunder, including without limitation its indemnification and compensation obligations under this Agreement. GTX shall provide Orion with written evidence of such insurance (including without limitation financial information that describes the amounts available under such insurance) upon request. This Section 14.8 shall survive the termination expiration of this Agreement for ten (10) years for whatsoever reason.
15. STANDBY MANUFACTURING RIGHTS

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuantis pursuant to Rule 406 of the Securities Act of 1933, as amended.

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     15.1 Inability to Manufacture or Supply. If Orion is unable to supply or manufacture Orion Product, as ordered pursuant to Sections 13.1.2 and 13.3.2, for ninety (90) or more consecutive days after the agreed delivery time for any reason, (including but not limited to a Force Majeure event), save as for reasons arising from acts or omissions of GTX, its Affiliates and/or its Unaffiliated Sublicensees, including without limitation failure by GTX, its Affiliates and/or its Unaffiliated Sublicensees to notify Orion of Orion’s failure to deliver Orion Product ordered pursuant to Sections 13.1.2 and 13.3.2, then GTX may, at its option, responsibility and expense, elect to manufacture or have a Third Party manufacture Toremifene for use in manufacturing and selling the Product for use in the Field anywhere in the GTX Territory until such time as Orion can demonstrate to GTX’s reasonable satisfaction that Orion is capable of resuming the manufacture of Toremifene and/or Orion Product, as applicable. To the extent necessary to implement such standby manufacturing rights, Orion hereby grants GTX a contingent license under the Orion Patent Rights, Orion Know-How and Manufacturing Patents to make and have made Product for use in the Field in the GTX Territory. Such license shall be exclusive with respect to Products for use in the Field and in the North American Territory, and nonexclusive for exclusive use in the Field in the ROW Territory, with such license to become effective only under the circumstances specified in the preceding sentence. In such case, Orion shall as soon as practically possible provide GTX with Product Manufacturing Know-How to the extent reasonably necessary to enable GTX to exercise its back-up manufacturing right pursuant to this Section 15.1, including without limitation providing up to ten (10) person-days of technology transfer assistance at GTX’s site of manufacture of Product using Orion personnel skilled in such manufacturing operations, at no charge to GTX. Orion shall promptly notify GTX in writing of any circumstances rendering it unable to manufacture Product and the estimated duration of such circumstances. GTX’s standby-manufacturing rights under this Section 15.1 shall be GTX’s sole and exclusive remedy for Orion’s failure to manufacture or have manufactured Orion Product for supply to GTX under Section 13.
16. MANUFACTURING INSPECTIONS AND CHANGES
     16.1 Regulatory Inspections. Each Party shall allow representatives of the U.S. FDA and any other regulatory agency or authority with jurisdiction over the manufacture, marketing and distribution of the Product to tour and inspect all facilities utilized by such Party in the manufacture, testing, packaging, storage, and shipment of Product sold under this Agreement, and shall co-operate with such representatives in every reasonable manner. Each Party shall also provide the other Party with a copy of any U.S. FDA Form 483 notices of adverse findings, regulatory letters or similar notifications it receives from any other governmental authority setting forth adverse findings or non compliance with any applicable laws, regulations or standards relating to the Product within five (5) days of its own receipt thereof. Each Party shall also provide the other Party with a copy of its proposed written response to such governmental authority before submission and shall incorporate any changes thereto which the other Party may reasonably request.
     16.2 Orion-initiated Manufacturing Changes. Save as for changes required under applicable laws and regulations or by any competent regulatory or other authority, during the Term, Orion shall not make any material changes to its manufacturing operations for Toremifene and Orion Product to be supplied to GTX pursuant to this Agreement, without informing GTX prior to such changes; provided that if such changes would require GTX to make additional

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuantis pursuant to Rule 406 of the Securities Act of 1933, as amended.

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filings with regulatory authorities or to seek additional Regulatory Approvals for Orion Product, then Orion shall not make such change without GTX’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed
     16.3 GTX-Initiated Manufacturing Changes
          16.3.1 GTX Request for Manufacturing Changes. Prior to Orion providing GTX with notice pursuant to Section 13.9, GTX may, from time to time during the Term and as agreed in this Section 16.3, make a written and detailed request for changes in Orion’s manufacturing operations, or the Specifications, for Toremifene and Orion Product. Such changes that are required and mandatory under applicable laws and regulations in a Major Country shall be deemed “Required Manufacturing Changes”, and such changes that are intended to promote quality control/quality assurance, and/or to achieve greater efficiency or cost savings in the manufacturing process shall be deemed “Other Manufacturing Changes”.
          16.3.2 Required Manufacturing Changes. Provided that GTX furnishes Orion with evidence of Required Manufacturing Changes, Orion shall commence the implementation of Required Manufacturing Changes as soon as practicable, but in no event later than (i) ninety (90) days after receipt of GTX’s request (or within such other longer time period as may be mutually agreed upon by the Parties if implementation within ninety (90) days is impossible or reasonably impractical, such agreement not to be unreasonably withheld, condition or delayed by GTX) or (ii) earlier if required by the U.S. FDA or any corresponding regulatory authority in a Major Country. If Orion does not commence the implementation of Required Manufacturing Changes within the time period referenced in the preceding sentence or does not notify GTX in writing that Orion disputes whether GTX’s requested changes are Required Manufacturing Changes, then GTX shall have the option to exercise standby manufacturing rights for Toremifene and Product pursuant to Section 15.1 until such time as Orion implements such Required Manufacturing Changes. If Orion notifies GTX in writing that Orion disputes whether GTX’s requested changes are Required Manufacturing Changes, the Parties shall resolve such dispute by reference to a mutually agreed upon independent Third Party regulatory expert as soon as possible for a binding determination of whether the requested changes are Required Manufacturing Changes. If such independent Third Party regulatory expert determines that GTX’s requested changes are Required Manufacturing Changes, Orion shall implement such changes as soon as possible. Any modification to the Specifications that is necessary to implement or reflect a Required Manufacturing Change shall be deemed to be included in the Specifications, and any Products manufactured thereunder by Orion shall be deemed Orion Products.
          16.3.3 Other Manufacturing Changes. Orion shall give due consideration to making Other Manufacturing Changes proposed by GTX. Orion shall within sixty (60) days from receipt of GTX’s written request for Other Manufacturing Changes provide GTX a written response to such request indicating whether it would be willing to discuss, and as appropriate, negotiate the terms and conditions under which Orion would be willing to implement such Other Manufacturing Changes.
     16.4 New Dosage Strengths and Formulations. Upon written request by GTX, the Parties shall meet in person or by teleconference to discuss, and as appropriate, negotiate the

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuantis pursuant to Rule 406 of the Securities Act of 1933, as amended.

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terms under which Orion would be willing to manufacture and supply to GTX any dosage strengths or formulations of the Product other than those that are available as an Orion Product as of the Amendment Date (including without limitation any combination Product containing Toremifene and another active ingredient) or any Product otherwise having specifications different from Orion Product Specifications (such Products, collectively “Other Product(s)”), as provided in this Section 16.4.
     The Parties shall conduct such discussions during a sixty (60) day period following GTX’s written request setting forth in sufficient detail the changes proposed by GTX, or any mutually agreed extension of such time period (“Evaluation Period”). If Orion would be willing to manufacture such Other Product, Orion shall within the Evaluation Period notify GTX of the terms and conditions under which it would be willing to do so, and the Parties shall negotiate a written amendment to this Agreement to include the applicable terms and conditions under which Orion would manufacture such Other Product, including without limitation the supply price of such Other Product. Upon execution of such amendment, such Other Product shall be deemed to be an Orion Product. Such negotiation shall be conducted for up to one hundred twenty (120) days following GTX’s receipt of Orion’s notice of such terms and conditions (“Negotiation Period”). It is expressly agreed that Orion shall have no obligation to manufacture and supply any Other Product unless a mutually acceptable definitive written amendment to this Agreement, if any, in relation to such Other Product is executed by duly authorized representatives of both Parties.
     In the event Orion notifies GTX within the Evaluation Period that it will not be interested in supplying such Other Product, or the Parties do not amend this Agreement during the Negotiation Period to specify applicable terms for, or execute another agreement governing, Orion’s supply of such Other Product for use in the Field, then if GTX has a good faith basis for requiring supply of such Other Product, including but not limited to its desire to develop a dosage strength of Product other than one which is in clinical development by or on behalf of GTX as of the Amendment Date and in which an Orion Product is available, or a formulation of Product that incorporates a new technology or another active ingredient in order to optimize the pharmacokinetic properties of Product, improve the competitive position of Product in the market, or to increase the efficiency or safety of Products, GTX shall have the right to manufacture, or engage a Third Party subcontractor to manufacture, such Other Product for sale and use in the Field only. GTX shall exercise such right to manufacture or have manufactured an Other Product for sale and use in the Field pursuant to this Section 16.4 in good faith only, and not for the purpose of obtaining the right to manufacture Product by, for example, proposing minor changes to the Product formulation that do not present a commercially reasonable basis for development. To the extent reasonably necessary to implement such manufacturing right, Orion hereby grants GTX a contingent license under Orion’s Patent Rights, Orion Know-How, Manufacturing Patents, and Product Manufacturing Know-How to make and have made the relevant Other Product for use in the Field in the GTX Territory. Such license shall be exclusive with respect to Products for use in the Field and in the North American Territory, and nonexclusive for exclusive use in the Field in the ROW Territory, and shall become effective only under the circumstances specified in this Section 16.4.
17. PRODUCT RECALLS

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuantis pursuant to Rule 406 of the Securities Act of 1933, as amended.

41.

     17.1 Recall Notification. Each Party shall promptly notify the other Party in writing of any facts relating to the advisability of the recall, destruction or withholding from the market of the Product anywhere in the GTX Territory (collectively, “Recall”).
     17.2 Recall Implementation in GTX Territory. If at any time (A) any governmental or regulatory authority in the GTX Territory issues a request, directive or order for a Recall; (B) a court of competent jurisdiction orders a Recall in the GTX Territory; or (C) GTX determines, following consultation with Orion (except in emergency situations in which there is insufficient time for such consultation), that a Recall in the GTX Territory is necessary or advisable, GTX shall take all appropriate corrective actions to effect the Recall and Orion shall provide GTX with such cooperation in connection with the Recall as GTX may reasonably request.
     17.3 Recall Costs and Expenses in GTX Territory. GTX shall bear the costs and expenses of any Recall in the GTX Territory, provided that Orion shall bear all costs and expenses of any Recall in the GTX Territory to the extent such Recall is the result of a breach in the warranties set forth in Section 14.1.
18. ADVERSE DRUG EXPERIENCES
     18.1 Adverse Events.
               (a) To ensure that all relevant safety information for Toremifene is shared between the Parties, the following information will be exchanged: (i) GTX will provide to Orion all regulatory safety updates (e.g. 120-day safety updates, annual reports, post-authorization safety updates) upon public release thereof concerning the Product; and (ii) Orion will provide to GTX Periodic Safety Update Reports upon public release thereof prepared in accordance with ICH E2C guidelines covering Orion’s Toremifene indication for breast cancer. In addition, any safety information which may negatively affect the benefit-risk ratio of Toremifene products or that may have consequences regarding the product information (e.g. labeling, data sheets, instruction leaflets) or may require immediate safety measures to be taken by either Party shall be forwarded to the other Party without any delay. Each Party is responsible for any regulatory safety reporting requirements with respect to its own Regulatory Approval applications and regulatory requirements according to applicable laws, rules and regulations. If the FDA requires that reports of adverse events must be exchanged between the Parties, and submitted to the FDA in connection with both Parties’ regulatory filings for Toremifene products, the details of the Parties’ exchange of such information will be modified accordingly and documented as an Exhibit to this Agreement.
               (b) The intent of Section 18.1(a) is to enable each Party to comply with regulatory requirements for Toremifene products. If either Party learns that the foregoing exchange of information is not sufficient for such Party to meet regulatory requirements with respect to Toremifene products that it has the right to commercialize, it may so note by the other Party. Promptly thereafter, the Parties shall discuss and agree upon a mutually acceptable modification to the foregoing procedure that enables the Party providing such notice to conform with such regulatory requirements with respect to such Toremifene products. Specifically and without limitation, to the extent regulatory authorities outside of the United States require

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuantis pursuant to Rule 406 of the Securities Act of 1933, as amended.

42.

reporting or other obligations with respect to adverse drug experiences in addition to those stated in Section 18.1(a) above, the Parties shall, promptly after the Amendment Date, meet and negotiate in good faith mutually agreeable procedures to meet such obligations.
     This Section 18 shall survive the expiration or termination of this Agreement.
19. REPRESENTATIONS AND WARRANTIES
     19.1 Representations and Warranties of the Parties. Each Party hereby represents and warrants to the other Party as follows:
               (a) Corporate Status. It is a corporation duly organized and validly existing under the laws of its state or other jurisdiction of incorporation or formation;
               (b) Authority. It has the power and authority to execute and deliver this Agreement, and to perform its obligations hereunder;
               (c) No Conflicts. The execution, delivery and performance by it of this Agreement and its compliance with the terms and provisions hereof does not and will not conflict with or result in a breach of any of the terms and provisions of or constitute a default under (i) any loan agreement, guaranty, financing agreement, agreement affecting a product or other agreement or instrument binding or affecting it or its property; (ii) the provisions of its charter documents or by-laws; or (iii) any order, whit, injunction or decree of any court or governmental authority entered against it or by which any of its property is bound;
               (d) No Approvals. Except for the regulatory filings and approvals for the Product referenced herein, no authorization, consent or approval of any governmental authority or Third Party is required for the execution, delivery or performance by it of this Agreement, and the execution, delivery or performance of this Agreement will not violate any law, rule or regulation applicable to such party;
               (e) Enforceability. This Agreement has been duly authorized, executed and delivered and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to the availability of particular remedies under general equity principles; and
               (f) Compliance with Laws. It shall comply with all applicable local, state, national, regional and governmental laws and regulations relating to its activities under this Agreement.
               (g) Negative Data or Information. Each Party has, to the best of its management knowledge, no knowledge of negative data or information regarding the Product, which, to the best of its reasonable belief, would have a material effect on the regulatory approval process and/or on the commercialization of the Product in the Field.
20. TERM AND EARLY TERMINATION RIGHTS

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuantis pursuant to Rule 406 of the Securities Act of 1933, as amended.

43.

     20.1 Term. The Term shall be as stated in Section 1.33.
     20.2 Termination for Cause. Either Party shall have the right, without prejudice to any other rights or remedies available to it, either to terminate this Agreement or the license rights granted to a Party under this Agreement on a country-by-country basis for cause as described in this Section 20.2 as follows.
          20.2.1 Bankruptcy. Either Party shall have the right to terminate this Agreement and same shall terminate upon expiry of a sixty (60) days notice period, if the other Party becomes insolvent, is adjudged bankrupt, applies for judicial or extra-judicial settlement with its creditors, makes an assignment for the benefit of its creditors, voluntarily files for bankruptcy or has a receiver or trustee (or the like) in bankruptcy appointed by reason of its insolvency, or in the event an involuntary bankruptcy action is filed against the other Party and not dismissed within ninety (90) days, or if the other Party becomes the subject of liquidation or dissolution proceedings or otherwise discontinues business.
          20.2.2 Material Breach. If either Party commits a material breach of this Agreement and if the Party alleged to be in breach of this Agreement fails to (i) cure such breach or (ii) commence bona fide dispute resolution proceedings under Section 24.2 contesting whether a breach has occurred and/or whether such breach is a material breach, in either case within sixty (60) days after receipt of written notice from the Party asserting the breach, then the Party asserting the breach may terminate this Agreement in its entirety (if such breach is a material breach other than as specified in Section 11.11.1), or, if such breach is by GTX and is described in Section 6.4.2 or 11.11.1 terminate the license granted to GTX pursuant to Section 2.1 with respect to the Major Country in relation to which such material breach occurred. If the Agreement is terminated either in its entirety or with regard to a particular Major Country, as the case may be, then:
     if GTX is the breaching Party, then GTX shall grant to Orion a nonexclusive, royalty-bearing license, with the right to grant sublicenses, under the GTX Patent Rights, the Trademark and the GTX Know-How to make have made, use, sell, offer for sale, market and promote, and import Products in the country(ies) in which GTX’s license terminates (if such breach is a material breach described in Section 6.4.2) or, for any other material breach, throughout the GTX Territory; or
     if Orion is the breaching Party, then the license granted to GTX shall be expanded to include a license under the Orion Patent Rights, Orion Know-How, and Manufacturing Patents to make and have made Products for use in the Field in the GTX Territory during the Term, with such license to be exclusive with respect to Products for use in the Field and in the North American Territory, and nonexclusive for exclusive use in the Field in the ROW Territory, and Orion shall as soon as practically possible provide GTX with Product Manufacturing Know-How to the extent reasonably necessary to enable GTX to exercise its manufacturing right pursuant to this Section, including without limitation providing up to ten (10) person-days of technology transfer assistance at GTX’s site of Manufacture or Product using Orion personnel skilled in such manufacturing operations, at no charge to GTX.

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuantis pursuant to Rule 406 of the Securities Act of 1933, as amended.

44.

     If a non-breaching Party obtains a license under this Section 20.2.2 above, it shall pay to the other Party a running royalty equal to [ * ] of such non-breaching Party’s Net Sales of Product in the territory in which such license applies. Furthermore, if GTX is the breaching Party, GTX shall promptly transfer to Orion, at GTX’s expense, all Regulatory Approvals and registration filings for the Product in the territory in which Orion obtains such license, together with such documentation, information and data in its possession as Orion may need for regulatory compliance in the course of exercising its rights in such territory with respect to Product.
     20.3 Termination by Mutual Agreement. The Parties may terminate this Agreement at any time by drafting and executing a mutually acceptable written agreement. The written agreement shall specify the consequences of such termination.
     20.4 Other Termination by Orion
          20.4.1 Orion shall have the right to terminate this Agreement upon thirty (30) days prior written notice to GTX if any business entity which is a direct competitor of Orion for Toremifene should any time during the Term acquire control over the business affairs of GTX by purchase or acquisition of a fifty percent (50%) or greater interest in GTX’s issued and outstanding stock, all or substantially all of GTX’s assets, or the GTX business unit or division dealing with the Product. If Orion after the thirty (30) days from receipt of notification (such notification to be furnished by GTX to Orion at the latest by such purchase or acquisition becoming public knowledge), does not exercise its rights to terminate this Agreement, Orion shall irrevocably lose and forfeit such right.
     20.5 Other Termination by GTX
          20.5.1 Change of Control of Orion. GTX shall have the right to terminate this Agreement upon thirty (30) days prior written notice to Orion if any business entity which is a direct competitor of GTX for Toremifene for use in the Field should any time during the Term acquire control over the business affairs of Orion by purchase or acquisition of a fifty percent (50%) or greater interest in Orion’s issued and outstanding stock, all or substantially all of Orion’s assets, or the Orion business unit or division dealing with the Product. If GTX after the thirty (30) days from receipt of notification, such notification to be furnished by Orion to GTX at the latest by such purchase or acquisition becoming public knowledge, does not exercise its rights to terminate this Agreement, GTX shall irrevocably lose and forfeit such right.
          20.5.2 Safety or Efficacy. If at any time during the Term: (i) GTX decides not to file an application for Regulatory Approval in any country or decides to withdraw such application due to documented adverse reactions or other safety issues with the Product or the Product’s lack of efficacy or limited efficacy (collectively, “Safety or Efficacy Issues”); (ii) GTX’s application(s) for Regulatory Approval in any country is rejected due to Safety or Efficacy Issues; (iii) GTX’s application(s) for Regulatory Approval in any country is subsequently withdrawn because of Safety or Efficacy Issues; or (iv) the Product is withdrawn or recalled from the market in any country because of Safety or Efficacy Issues, then GTX may, at its option, terminate this Agreement with respect to such country upon thirty (30) days prior written notice to Orion. GTX must exercise this right of termination within the later of

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuantis pursuant to Rule 406 of the Securities Act of 1933, as amended.

45.

(a) sixty (60) days of the occurrence of the event giving rise to such right or (b) thirty (30) days of GTX’s last meeting, if any, with the relevant regulatory authorities, provided that GTX uses reasonable diligence to schedule such meeting and that Orion is providing reasonable co-operation to GTX in connection with such meeting. GTX may, at its option, exercise its right of termination under this Section 20.5.2 on a country-by-country basis, and, if GTX does so, GTX’s termination notice shall specify the country or countries of the GTX Territory affected.
     20.6 Effect of Termination. Termination or expiration of this Agreement through any means and for any reason shall not relieve the Parties of any obligations accruing prior thereto and shall be without prejudice to the rights and remedies of either Party with respect to any prior breach of any of the provisions of this Agreement.
21. NOTICES
     21.1 Manner of Giving Notices. All notices required or permitted in connection with this Agreement shall be writing and may be given by personal delivery, prepaid registered or certified airmail letter, courier, facsimile, addressed to the Party to receive the same at its address set forth below, or to such other address as it shall later designate by like notice to the other Party. Notice of termination of this Agreement if given by facsimile shall be confirmed by prepaid registered or certified airmail letter dated and posted within twenty-four (24) hours. The effective date of receipt of any notice if served by facsimile shall be deemed the first business day in the city of destination following the transmission or dispatch thereof and, if served by courier shall deemed the second business day in the city of destination following the dispatch thereof unless earlier received. Notice by personal delivery shall be effective as of the date of such delivery.
     21.2 Addresses for Notices
Notices to Orion shall be sent to:
Orion Corporation
Orion Pharma
Attn: President of Orion Pharma
Orionintie 1, P.O. Box 65
FIN-02101 Espoo
Finland
Facsimile: 358-9-429-3044
With a copy to:
Orion Corporation
Orion Pharma
Attn: Legal Counsel
Orionintie 1, P.O. Box 65
FIN-02101 Espoo
Finland
Facsimile: 358-9-429-4088

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuantis pursuant to Rule 406 of the Securities Act of 1933, as amended.

46.

Notices to GTX shall be sent to:
GTx, Inc.
Attn: President, with a copy to the General Counsel
3 North Dunlap Avenue,
Van Vleet Building, Third Floor
Memphis, Tennessee 38163
U.S.A.
Telephone: 1-901-523-9700 x107
Facsimile: 1-901-523-9772
Cooley Godward LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306-2155
Attention: Robert Jones, Esq.
Telephone: (650) 843-5034
Facsimile: (650) 849-7400
22. INTEGRATION
     This Agreement represents the entire Agreement between the Parties relating to the subject matter hereof and supersedes all prior arrangements, understandings, correspondence, notes, minutes and agreements between the Parties (or their predecessors in interest) whether written or oral. No supplement, modification or amendment of this Agreement shall be binding unless executed by the Parties in writing and signed by the duly authorized representatives of both Parties.
23. ASSIGNMENT
     Neither Party may assign this Agreement or any of its rights hereunder, nor delegate any of its duties or obligations hereunder, to any Third Party without the prior written consent of the other Party, except to an Affiliate in accordance with the terms of this Agreement, in which case notification thereof shall be provided to the other Party no later than thirty (30) days prior to such assignment to an Affiliate. Neither Party shall unreasonably withhold its consent which shall be provided within thirty (30) days, to such contemplated assignment if such contemplated assignment is in connection with the sale by either Party of all or substantially all of its assets to a Third Party. Any assignment of this Agreement to an Affiliate of the assigning Party shall not relieve the assigning Party of its responsibilities and obligations hereunder.
24. GOVERNING LAW AND DISPUTE RESOLUTION
     24.1 Governing Law. This Agreement, including the validity, construction, interpretation and performance thereof, shall be governed entirely by the laws of Sweden. It is the specific intent and agreement of the Parties that the United Nations Convention on the International Sale of Goods shall not apply to this Agreement.

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuantis pursuant to Rule 406 of the Securities Act of 1933, as amended.

47.

     24.2 Dispute Resolution. All disputes arising out of or in connection with this Agreement (except those involving actions commenced by or involving Third Parties and affecting or involving only one of the Parties) shall be resolved with the following mechanism:
          24.2.1 Attempted Amicable Resolution. The Parties shall promptly give each other written notice of any disputes requiring resolution hereunder, which written notice shall specify the Section(s) of this Agreement the other Party is alleged to have breached and shall briefly state the initiating Party’s claims, and the Parties shall use reasonable efforts to resolve any such disputes in an amicable manner.
     Any disputes arising in connection with this Agreement which cannot be resolved in an amicable manner by representatives of the Parties shall be referred, not later than thirty (30) days after initiation of dispute resolution proceedings under this Section 24.2.1, to the following corporate officers of the Parties for resolution:
     For GTX: President and Chief Executive Officer (or his or her designee)
     For Orion: President of Orion-Pharma (or his or her designee)
     Such officers (or their designees) shall attempt to resolve the dispute and shall communicate with each other by facsimile or telephone or in personal meetings in an effort to resolve the dispute.
          24.2.2 Arbitration. Any disputes (excluding any dispute, controversy or claim arising out of or relating to the validity, enforceability, scope or infringement of patent or trademark rights) arising in connection with this Agreement which cannot be resolved by the Parties within forty-five (45) days after initiation of dispute resolution proceedings under Section 24.2.1 shall be finally settled by binding arbitration under the Rules of the Arbitration Institute of the Stockholm Chamber of Commerce, Stockholm, Sweden in accordance with said Rules then in effect with proceedings to be held in Stockholm, Sweden in the English language. Reasonable submission of evidence shall be permitted in any such proceeding to the extent permitted under and consistent with such Rules. Judgment upon any award rendered by the arbitrator(s) in such proceedings may be issued and enforced by any court having competent jurisdiction. Any disputes arising out of or relating to the validity, enforceability, scope or infringement of patent or trademark rights shall be submitted for resolution by a court of competent jurisdiction.
     24.3 Effect of Commencing Dispute Resolution. If either Party in good faith commences dispute resolution proceedings under Section 24.2, (A) any applicable notice periods or cure periods hereunder (including but not limited to the periods referenced in Sections 20.2 and 20.4) shall be temporarily suspended pending the outcome of such dispute resolution proceedings and (B) the non-breaching Party may, at its option, pay any amounts payable to the other Party that are in dispute into an interest-bearing escrow account pending the outcome of such dispute resolution proceedings.
25. LIMITATION OF DAMAGES

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuantis pursuant to Rule 406 of the Securities Act of 1933, as amended.

48.

     Except for indirect damages resulting from breach of Section 8, in no event shall either Party be liable to the other Party for any indirect, consequential or punitive damages in connection with the performance of this Agreement or any breach of this Agreement (excluding such damages payable to a Third Party which are subject to the indemnification obligations of the Parties set forth in this Agreement.
26. FORCE MAJEURE
     Neither Party shall be held in breach of this Agreement for failure to perform any of its obligations hereunder to the extent and for the time period such performance is prevented in whole or in part by reason of any Force Majeure event, including but not limited to industrial disputes, strikes, lockouts, riots, mobs, fires, floods, and other natural disasters and Acts of God, wars declared or undeclared, civil strife, embargo, delays in delivery or defects or shortages of raw materials from suppliers, loss or breakdown of any production equipment, losses or shortage of power, damage to or loss of goods in transit, currency restrictions, or events caused by reason of laws, regulations or orders by any government, governmental agency or instrumentality or by any other supervening unforeseeable circumstances whatsoever beyond the control of the Party so affected. The Party so affected shall (A) give prompt written notice to the other Party of the nature and date of commencement of the Force Majeure event and its expected duration and (B) use its reasonable efforts to avoid or remove the Force Majeure event as soon as possible to the extent it is so able to do.
27. RELATIONSHIP OF PARTIES
     The relationship of the Parties under this Agreement is that of independent contractors. Nothing contained in this Agreement shall be construed so as to constitute the Parties as partners, joint venturers or agents of the other. Neither Party has any express or implied right or authority under this Agreement to assume or create any obligations or make any warranties and representations on behalf of or in the name of the other Party, or to bind the other Party to any contract, agreement or undertaking with any Third Party, and no conduct of the Parties pursuant to the terms of this Agreement shall be deemed to establish such right or authority. Neither Party shall make any representation to Third Parties that the relationship created hereby constitutes a partnership, joint venture or agency relationship.
28. SEVERABILITY
     In case one or more of the provisions contained in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed by limiting such invalid, illegal or unenforceable provision, if such is not possible, by deleting such provision from this Agreement.
29. NON-WAIVER
     The failure by either Party at any time to enforce any of the terms or provisions or conditions of this Agreement or exercise any right hereunder shall not constitute a waiver of the same or affect that Party’s rights thereafter to enforce or exercise the same. No waiver of any of

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuantis pursuant to Rule 406 of the Securities Act of 1933, as amended.

49.

the provisions of this Agreement shall be deemed binding unless executed in writing by the Party to be bound by it.
30. HEADINGS
     The headings in this Agreement are for convenience of reference only and shall not be used in the interpretation of any provisions hereof.
31. GOVERNING LANGUAGE
     The English language version of this Agreement shall be controlling in all respects regardless of whether any translations into any other languages are made.
32. EXECUTION
     This Agreement shall be executed by the Parties in two (2) original counterparts, one (1) original counterpart being retained by each Party and either of which shall be deemed sufficient to prove the existence and terms and conditions hereof. This Agreement may be executed by the Parties by the exchange of facsimile signature pages, with signed original counterparts of the Agreement to be exchanged by the Parties promptly thereafter.
     In Witness Whereof, the Parties’ duly authorized representatives hereto have executed this Agreement as of the Amendment Date.

Orion Corporation		GTx, Inc.

By:	/s/ Jyrki Mattila	By:	/s/ Mitchell S. Steiner MD

	Jyrki Mattila		Mitchell Steiner, M.D.

Title:	President	Title:	Vice-Chairman and CEO
	Orion Corporation Orion Pharma		GTx, Inc.

By:	/s/ Timo Lappalainen	By:	/s/ Marc Hanover

	Timo Lappalainen		Marc Hanover

Title:	Senior Vice President	Title:	President and COO
	Business Development & Finance		GTx, Inc.
Orion Corporation Orion Pharma

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuantis pursuant to Rule 406 of the Securities Act of 1933, as amended.

50.

SCHEDULE A: PART I

COUNTRY/JURISDICTION	TITLE	INVENTORS	PATENT NO.	ISSUE DATE	STATUS
1. UNITED STATES	METHOD FOR CHEMOPREVENTION OF PROSTATE CANCER	1. MITCHELLS S. STENIER 2. SHARAN RAGHAW	6,265,448	July 24, 2001	Issued

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuantis pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.

SCHEDULE A: PART II
APPLICATIONS FILED IN THE UNITED STATES
[ * ]

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuantis pursuant to Rule 406 of the Securities Act of 1933, as amended.

2.

APPLICATIONS FILED IN FOREIGN JURISDICTIONS
[ * ]

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuantis pursuant to Rule 406 of the Securities Act of 1933, as amended.

3.

SCHEDULE B: PART I. ORION PATENTS

TITLE:	Novel Alkane and Alkene Derivatives and their Preparation and Use (Toremifene)

Country		Patent No.	Expiry

AU	Australia	556608	May 25, 2008*
BG	Bulgaria	98379	May 20, 2003
CA	Canada	1185977	April 23, 2002
DK	Denmark	170927	December 21, 2003*
EP	Europe	95875	December 21, 2003*
CH	Switzerland	95875	May 19, 2008*
IT	Italy	95875	February 14, 2008*
SE	Sweden	95875	May 20, 2008*
FI	Finland	77839	December 21, 2003*
HK	Hong Kong	83/89	May 20, 2003
HU	Hungary	193536	May 26, 2003
HU	Hungary	200742	May 26, 2003
IE	Ireland	55023	December 21, 2003*
IL	Israel	68784	May 25, 2003
JP	Japan	2105540	May 25, 2003
JP	Japan	1739006	June 29, 2005*
JP	Japan	1959197	May 25, 2003
JP	Japan	1867986	May 25, 2003
LV	Latvia	5066	May 26, 2003
NO	Norway	156164	December 21, 2003*
NZ	New Zealand	204349	May 25, 2003
SG	Singapore	654/88	May 20, 2003
SU	Russia	1508955	May 26, 2003
US	USA	4696949	September 29, 2009*
US	USA	5491173	September 29, 2004
US	USA	4996225	February 17, 2008
ZA	South Africa	833803	May 25, 2003

EP =	Germany, Belgium, Austria, Italy, Sweden, Netherlands, Switzerland, Liechtenstein, Luxembourg, Great Britain, France

*	patent term extension

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuantis pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.

SCHEDULE B: PART II. ORION PATENT APPLICATIONS
TITLE: [ * ]

Country		Patent No.

CN	China	[ * ]
RO	Romania	[ * ]

*	Administrative protection based on [ * ]

**	Pipe-line protection based on [ * ]

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuantis pursuant to Rule 406 of the Securities Act of 1933, as amended.

2.

SCHEDULE C: SPECIFICATIONS
Specifications for [ * ] tablets

TEST	SPECIFICATION
	[ * ]	[ * ]	[ * ]
CHARACTERS
Colour	[ * ]	[ * ]	[ * ]
Shape	[ * ]	[ * ]	[ * ]
Score	[ * ]	[ * ]	[ * ]
Code	[ * ]	[ * ]	[ * ]
Coating	[ * ]	[ * ]	[ * ]
[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuantis pursuant to Rule 406 of the Securities Act of 1933, as amended.

3.

SCHEDULE D: GTS’S MSR OBLIGATION
(TO BE COMPLETED PURSUANT TO SECTION 6.1.1)

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuantis pursuant to Rule 406 of the Securities Act of 1933, as amended.

4.

SCHEDULE E: ORION PRODUCT APPROVALS
REGISTRATION STATUS 27.9.2001
ORION PHARMA
Status: Approved, Pending
Submission types: Marketing authorisations
(2 PAGES)

				Decision
Sent Date	Appl. Date	Product	Country	Date	Decision	M.A. holder
N=39
[ * ]	[ * ]	[ * ]	[ * ]		[ * ]	[ * ]
[ * ]		[ * ]	[ * ]		[ * ]	[ * ]
[ * ]		[ * ]	[ * ]		[ * ]	[ * ]
[ * ]		[ * ]	[ * ]		[ * ]	[ * ]
[ * ]		[ * ]	[ * ]		[ * ]	[ * ]
[ * ]		[ * ]	[ * ]		[ * ]	[ * ]
30.12.87	30.12.87	Fareston 20 mg tablet	Finland	21.12.88	Approved	Orion-yhtyma Oy Farmos
27.12.88		Fareston 60 mg tablet	Russia	12.12.89	Approved	Orion Corporation
27.12.88		Fareston 20 mg tablet	Russia	12.12.89	Approved	Orion Corporation
26.02.93		Fareston 60 mg tablet	Latvia	20.05.93	Approved	Orion-yhtyma Oy Farmos
26.02.93		Fareston 20 mg tablet	Latvia	20.05.93	Approved	Orion-yhtyma Oy Farmos
26.05.92		Fareston 60 mg tablet	Norway	31.07.95	Approved	Orion Corporation
10.11.93		Fareston 60 mg tablet	Ukraine	02.02.96	Approved	Orion Corporation
10.11.93		Fareston 20 mg tablet	Ukraine	02.02.96	Approved	Orion Corporation
14.11.94	30.11.94	Fareston 60 mg tablet	Sweden	14.02.96	Approved	Orion Corporation
14.11.94	30.11.94	Fareston 60 mg tablet	Finland	14.02.96	Approved	Orion Corporation
27.11.94	30.11.94	Fareston 60 mg tablet	United Kingdom	14.02.96	Approved	Orion Corporation
27.11.94	30.11.94	Fareston 60 mg tablet	Spain	14.02.96	Approved	Orion Corporation
27.11.94	30.11.94	Fareston 60 mg tablet	Portugal	14.02.96	Approved	Orion Corporation
27.11.94	29.11.94	Fareston 60 mg tablet	Netherlands	14.02.96	Approved	Orion Corporation
27.11.94	29.11.94	Fareston 60 mg tablet	Luxembourg	14.02.96	Approved	Orion Corporation
27.11.94	28.11.94	Fareston 60 mg tablet	Italy	14.02.96	Approved	Orion Corporation
27.11.94	29.11.94	Fareston 60 mg tablet	Ireland	14.02.96	Approved	Orion Corporation
27.11.94	01.12.94	Fareston 60 mg tablet	Greece	14.02.96	Approved	Orion Corporation
27.11.94	28.11.94	Fareston 60 mg tablet	Germany	14.02.96	Approved	Orion Corporation
27.11.94	30.11.94	Fareston 60 mg tablet	France	14.02.96	Approved	Orion Corporation
27.11.94	30.11.94	Fareston 60 mg tablet	Belgium	14.02.96	Approved	Orion Corporation
17.11.92		Fareston 60 mg tablet	Austria	14.02.96	Approved	Orion Corporation
27.11.94		Fareston 60 mg tablet	Denmark	14.02.96	Approved	Orion Corporation
31.03.96		Fareston 60 mg tablet	Uzbekistan	16.09.96	Approved	Orion Corporation
31.03.96		Fareston 20 mg tablet	Uzbekistan	16.09.96	Approved	Orion Corporation
19.12.94	03.01.95	Fareston 60 mg tablet	United States of America	29.05.97	Approved	Orion Corporation
10.04.95	15.07.96	Fareston 60 mg tablet	Hungary	14.01.98	Approved	Orion Corporation

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuantis pursuant to Rule 406 of the Securities Act of 1933, as amended.

5.

				Decision
Sent Date	Appl. Date	Product	Country	Date	Decision	M.A. holder
01.08.97	01.08..97	Fareston 60 mg tablet	Cyprus	23.04.98	Approved	Orion Corporation
10.07.96		Fareston 60 mg tablet	Taiwan, R.O.C.	29.09.98	Approved	Orion Corporation
31.03.95		Fareston 60 mg tablet	Dominican Republic	29.12.98	Approved	Orion Corporation
10.11.95	26.04.96	Fareston 60 mg tablet	China	13.02.99	Approved	Orion Corporation
30.07.01		Fareston 60 mg tablet	Georgia	30.07.01	Approved	Orion Corporation
30.07.01		Fareston 20 mg tablet	Georgia	30.07.01	Approved	Orion Corporation

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuantis pursuant to Rule 406 of the Securities Act of 1933, as amended.

6.

TOREMIFENE LICENSE AND SUPPLY AGREEMENT
BY AND BETWEEN
ORION CORPORATION
Espoo, Finland
And
GTX INC.,
Tennessee, U.S.A.

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuantis pursuant to Rule 406 of the Securities Act of 1933, as amended.

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuantis pursuant to Rule 406 of the Securities Act of 1933, as amended.

-i-

(CONTINUED)

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuantis pursuant to Rule 406 of the Securities Act of 1933, as amended.

-ii-

(CONTINUED)

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuantis pursuant to Rule 406 of the Securities Act of 1933, as amended.

-iii-

(CONTINUED)

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuantis pursuant to Rule 406 of the Securities Act of 1933, as amended.

-iv-

(CONTINUED)

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuantis pursuant to Rule 406 of the Securities Act of 1933, as amended.

-v-

(CONTINUED)

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuantis pursuant to Rule 406 of the Securities Act of 1933, as amended.

-vi-